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Exhibit 10.21

SECURITYHOLDERS AGREEMENT

AMONG

K&F PARENT, INC.

AND

CERTAIN OF ITS STOCKHOLDERS,

OPTIONHOLDERS

AND

WARRANTHOLDERS

November 18, 2004

TABLE OF CONTENTS

			Page(s)
1.	Definitions.		1
	1.1	Certain Defined Terms	1
	1.2	Index of Other Defined Terms	8

2.	Compliance with Securities Laws.		9
	2.1	Restrictions on Transfer	9
	2.2	Cooperation of Company	9
	2.3	Rule 144 Acknowledgment	10
	2.4	Restrictions on Transfer for Benefit of Securityholders	10

3.	Further Restrictions.		10
	3.1	Prohibition on Transfer Prior to Qualified IPO Date	10
	3.2	Certain Releases Required	10
	3.3	Certain Restrictions on Releases of Securities of Managing Directors	10
	3.4	Restriction on Transfer Subsequent to Qualified IPO Date	11

4.	First Refusal Rights.		11
	4.1	Restrictions Cumulative	11
	4.2	Bona Fide Offers	11
	4.3	Involuntary Transfers	13
	4.4	Application of First Refusal Rights	14
	4.5	Termination of First Refusal Rights	14

5.	Third-Party Offer for All Outstanding Securities.		14
	5.1	Drag-Along Obligations	14
	5.2	Termination of Drag-Along Obligations	15
	5.3	Restrictions Cumulative	15

6.	"Tag-Along" Rights.		15
	6.1	Tag-Along Sales	15
	6.2	Notice of Tag-Along Opportunity	16
	6.3	Notice and Terms of Acceptance of Tag-Along Opportunity	17
	6.4	Application of Tag-Along Provisions	17
	6.5	Termination of Tag-Along Rights	18
	6.6	Restrictions Cumulative	18

7.	Certain Voting Agreements.		18
	7.1	Grant of Irrevocable Proxy	18
	7.2	Agreement of CalPERS, GEPT and CDP	19

8.	Call Upon the Occurrence of Certain Events.		20
	8.1	Joint Call by the Aurora Entities	20
	8.2	Closing of Joint Call by the Aurora Entities	20
	8.3	Call by the Company 25
	8.4	Non-Exercise of Call	20
	8.5	Closing Mechanics	20

i

9.	Registration Rights.		21

10.	Right of First Offer.		21
	10.1	Right of First Offer	21
	10.2	Definition of New Securities	21
	10.3	Notice of Right	22
	10.4	Exercise of Right	22
	10.5	Lapse and Reinstatement of Right	22
	10.6	Termination of Right	22

11.	Information Rights; Access Rights and Board Observer Rights.		22
	11.1	Information Rights	22
	11.2	Access Rights	23
	11.3	Board Observer Rights	23

12.	Termination.		24

13.	Miscellaneous.		24
	13.1	Governing Law	24
	13.2	Entire Agreement; Amendments	24
	13.3	Legend on Stock Certificates	25
	13.4	Specific Performance	26
	13.5	Waiver	26
	13.6	Successors and Assigns	26
	13.7	Severability	26
	13.8	Headings	26
	13.9	Further Assurances	26
	13.10	Gender	26
	13.11	Notices	26
	13.12	Counterparts	27
	13.13	Arbitration	27
	13.14	Effective Date	27
	13.15	GEPT Liability	27

EXHIBIT A    Class A Securityholders

EXHIBIT B    Class B Securityholders

EXHIBIT C    Registration Rights

ii

SECURITYHOLDERS AGREEMENT

        This Securityholders Agreement (the "Agreement") is made and entered into as of November 18, 2004, by and among (a) K&F Parent, Inc., a Delaware corporation (together with its permitted successors, the "Company"), (b) each of the stockholders, optionholders and warrantholders of the Company whose names and addresses are listed on Exhibit A hereto, as the same may be supplemented or amended from time to time (collectively, the "Class A Securityholders," which term shall include any Permitted Transferees thereof), and (c) each of the stockholders of the Company whose names and addresses are listed on Exhibit B hereto, as the same may be supplemented or amended from time to time (collectively, the "Class B Securityholders," which term shall include any Permitted Transferees thereof). The Class A Securityholders and the Class B Securityholders are referred to herein collectively as the "Securityholders."

RECITALS

        WHEREAS, the Company is authorized to issue an aggregate of 1,100,000 shares of capital stock, consisting of 1,000,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share, 9,250 shares of which have been designated as Senior Redeemable Preferred Stock, par value $0.01 per share ("Senior Preferred") and 20,000 shares of which have been designated as Junior/Series A Redeemable Exchangeable Preferred Stock, par value $0.01 per share ("Series A Preferred"); and

        WHEREAS, the Securityholders desire to enter into this Agreement with each other and the Company concerning, inter alia, the transfer or other disposition of securities of the Company;

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.

        1.1    Certain Defined Terms.    The following terms, as used herein or in the Exhibits hereto, have the following meanings:

        "Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "AEP III" means Aurora Equity Partners III L.P., a Delaware limited partnership.

        "Affiliate," when used with reference to any Person, means (i) any other Person directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with such first Person, (ii) any other Person that Beneficially Owns ten percent (10%) or more of any class of equity securities or other ownership interest issued by such first Person and (iii) when used with reference to any natural person, such person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons. "Affiliated with" shall have a correlative meaning to the term "Affiliate."

        "AOEP III" means Aurora Overseas Equity Partners III, L.P., a Cayman Islands limited partnership.

        "Associate" means, when used to indicate a relationship with any Person, (a) any other Person of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (c) any spouse of such Person, or any relative of such Person who has the same home as such Person.

        "Aurora Entities" means, collectively, Aurora Industrial, AEP III and AOEP III.

        "Aurora Industrial" means Aurora Industrial Holdings LLC, a Delaware limited liability company.

        "Beneficial Owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Initial Date), whether or not applicable, except that a "person" shall not be deemed to have "beneficial ownership" of any shares that any such person has the right to acquire, whether or not such right is exercisable immediately or within sixty (60) days after the date as of which such determination is being made. "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings to the term "Beneficial Owner."

        "Board" means the Board of Directors of the Company.

        "Business Day" means Monday through Friday of each week, except that no legal holiday recognized as such by the government of the United States or the State of California shall be regarded as a Business Day.

        "Call Period" means, with respect to a particular Securityholder, the period beginning on the date of the commencement of such Securityholder's employment or consultancy for the Company or any of its direct or indirect Subsidiaries, provided that if such Securityholder is an employee or consultant for any direct or indirect Subsidiary of the Company, such period shall not begin prior to the date such Subsidiary is acquired by the Company, and ending on the earlier of (i) the second anniversary of the date of such commencement and/or acquisition, as the case may be, and (ii) the Qualified IPO Date.

        "CalPERS" means California Public Employee's Retirement System.

        "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

        "Cause" means, with respect to any Class A Securityholder under an employment or consulting relationship with the Company or any of its direct or indirect Subsidiaries, (i) if such relationship is pursuant to a written agreement between such Class A Securityholder and the Company or any of its direct or indirect Subsidiaries containing a definition for cause, such definition, or (ii) if such relationship is not pursuant to such a written agreement containing a definition for cause, the occurrence or existence of any of the following with respect to such Class A Securityholder, as determined by a majority of the disinterested directors of the Board: (a) a material breach by such Class A Securityholder of any of his or her obligations as an employee or consultant of the Company or any of its direct or indirect Subsidiaries, provided, however, that Cause shall not be deemed to exist until the Company or the applicable Subsidiary shall have given written notice specifying the claimed material breach and such Class A Securityholder fails to correct the claimed breach within thirty (30) days after the receipt of the applicable notice; (b) a material breach by such Class A Securityholder of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its direct or indirect Subsidiaries which has not been approved by a majority of the disinterested directors of the Board, provided, however, that Cause shall not be deemed to exist until the Company shall have given written notice specifying the claimed material breach and such Class A Securityholder fails to correct the claimed breach within thirty (30) days after the receipt of the applicable notice; (c) the repeated material breach by such Class A Securityholder of any material duty or obligation referred to in clause (a) or (b) above as to which at least two (2) written notices have been given pursuant to such clause (a) or (b); (d) any misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its direct or indirect Subsidiaries; (e) the conviction or the plea of nolo contendere or the equivalent in respect of a felony or a crime involving moral turpitude; (f) intentional infliction of any damage of a material nature to any property of the Company or any of its direct or indirect Subsidiaries; or (g) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance which, in any case described in this clause (g), the Board reasonably determines renders such Class A Securityholder unfit to serve in his or her capacity as an officer, employee or consultant of the Company or any of its direct or indirect Subsidiaries.

        "CDP" means Caisse de Depot et Placement du Quebec.

        "Certificate of Designations" means, (a) with respect to any series of Preferred Stock of the Company outstanding on the date hereof the designations of the preferences and relative and optional and other special rights of such Preferred Stock and the qualifications, limitations and restrictions applicable thereto contained in the Company's Amended and Restated Certificate of Incorporation, as in effect on the date hereof or as amended from time to time after the date hereof in accordance with its terms, and (b) with respect to any series of Preferred Stock issued after the date hereof, the Certificate of Designations, Preferences, and Relative, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of such series of Preferred Stock of the Company, as in effect on the date of issuance thereof or as amended from time to time after such date of issuance in accordance with its terms.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the Company's common stock, par value $0.01 per share, any stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

        "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Eligible Holders" means all Securityholders.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Fair Market Value" of any Securities as of a particular date means the average value of the Securities of such class for the ten (10) Business Day period immediately preceding such date. Such average value shall be the average of the last reported sales price of the Securities of such class on the New York Stock Exchange for each of such ten (10) Business Days, or, if not reported on such Exchange, on the Composite Tape, or, in case no such reported sales take place for each of such ten (10) Business Days, the average of the reported closing bid and asked quotations on the New York Stock Exchange for each of such ten (10) Business Days, or if no such quotations are available, the last reported sale prices for such ten (10) Business Days on the principal national securities exchange on which such class of Securities is listed, or if not listed on any national securities exchange, the last reported sales prices for such ten (10) Business Days in the over-the-counter market as reported by the National Quotation Bureau, Incorporated or similar organization, or if none of such sale prices are available for each Business Day in such ten (10) Business Day period, the average of the high bid and low asked quotations in the over-the-counter market as so reported for such ten (10) Business Days, or if no such quotations are available, the fair market value per share as determined in good faith by the Board, whose determination shall be conclusive.

        "GEPT" means General Electric Pension Trust, a New York common law trust.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, (i) does not own, either directly or through one or more intermediaries, in excess of 3% of the Securities (any Person owning in excess of 3% of the Securities being referred to herein as a "3% Owner") and (ii) is not an Affiliate of any such 3% Owner.

        "Initial Date" means November 18, 2004.

        "Involuntary Transfer" means any transfer, proceeding or action (other than to a Permitted Transferee) by or in which a Securityholder shall be deprived or divested of any right, title or interest in or to any Securities, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any foreclosure upon a pledge of such Securities, (iii) any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto or any similar state laws) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iv) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (v) any transfer to such Securityholder, with respect to the disposition of the community property interest of such Securityholder's spouse in all or any part of the Securities upon the death of such spouse, and any transfer occasioned by the incompetence of such Securityholder, or (vi) any transfer to a Securityholder's spouse as a result of the termination of the marital relationship of the Securityholder and the Securityholder's spouse. "Involuntary Transferee" shall have a correlative meaning to "Involuntary Transfer."

        "Liens" means any and all liens, claims, options, charges, encumbrances, voting trusts, irrevocable proxies or other rights of any kind or nature.

        "Managing Director" means, as of any date, any individual who is then designated as a Managing Director of the general partner of any Aurora Entity.

        "Net Common Book Value" means, with respect to any Call Event, the remainder that results when (i) the consolidated net book value of the liabilities of the Company and its Subsidiaries and (ii) the Net Preferred Book Value are subtracted from the consolidated net book value of the assets of the Company and its Subsidiaries, in each case as of the last day of the month in which the Call Event related to such Securities occurs, such calculation to be performed, on an unaudited basis, in accordance with the accounting principles and procedures used by the Company in the preparation of its regularly prepared financial statements.

        "Net Preferred Book Value" means, with respect to any Call Event, the amount that would be distributed to the holders of Preferred Stock upon a liquidation of the Company, as of the last day of the month in which the Call Event related to such Securities occurs, such calculation to be performed, on an unaudited basis, in accordance with the accounting principles and procedures used by the Company in the preparation of its regularly prepared financial statements.

        "Options" means any stock option now or hereafter granted or issued by the Company entitling the holder thereof to purchase shares of Common Stock.

        "Per Share Book Value" means, with respect to:

        (a)   any share of Common Stock subject to Section 8 hereof, the quotient that results when (i) the Net Common Book Value is divided by (ii) the number of shares of Common Stock outstanding on the last day of the month in which the Call Event relating to such calculation occurs; and

        (b)   any share of Preferred Stock subject to Section 8 hereof, the quotient that results when (i) the Net Preferred Book Value is divided by (ii) the number of shares of preferred stock outstanding on the last day of the month in which the Call Event relating to such calculation occurs.

        "Per Share Call Price" means, with respect to:

        (a)   any shares of Common Stock subject to Section 8 hereof, the lesser of (i) the Per Share Book Value of such Securities and (ii) the purchase price paid by such Class A Securityholder for such Securities, without the payment to such Class A Securityholder of interest, appreciation or return thereon; and

        (b)   any shares of Preferred Stock subject to Section 8 hereof, the lesser of (i) the Per Share Book Value of such Securities and (ii) the original stated value of such shares of preferred stock, without the payment to such Class A Securityholder of interest, appreciation, return or dividends thereon.

        "Permitted Transferee" means:

        (a)   as to any Securityholder who is a natural person, (i) the successors in interest to such Securityholder, in the case of a Transfer upon the death of such Securityholder, provided that such successors in interest would be a Permitted Transferee under clauses (a)(ii) or (a)(iv) of this definition, (ii) such Securityholder's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons, (iii) such Securityholder, with respect to the disposition of the community property interest of such Securityholder's spouse in all or any part of the Securities upon the death of such spouse, and any Transfer occasioned by the incompetence of such Securityholder and (iv) in the case of a Transfer during such Securityholder's lifetime, any Person in which no Person has any interest (directly or indirectly) except for any of such Securityholder, such Securityholder's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of such persons; provided, however, that in respect of any Transfer by any Securityholder during such Securityholder's lifetime pursuant to clause (ii) or (iv), such Securityholder shall retain voting power over all of the outstanding Securities being Transferred; and provided, further, that, in the case of a Transfer to a Person (such as a partnership or a trust) as to which a governing instrument exists, (x) such Securityholder shall furnish a copy of such governing instrument to the Company in advance, (y) the terms of such governing instrument shall not be inconsistent with the terms of this Agreement and (z) during the period that such Securities are held by such Person, the relevant Securityholder and all other relevant parties shall agree in writing that the terms of such governing instrument shall not be amended in any manner that results in such governing instrument being inconsistent with the terms of this Agreement without the prior written consent of the Company;

        (b)   as to any Securityholder that is a trust, all the beneficiaries of which are natural persons, such beneficiaries or the grantor of the trust; provided, however, that if such trust is a Permitted Transferee under clause (a)(i) or (a)(iv) of this definition, each such beneficiary or grantor of such trust is a Person who would be permitted to have an interest in such trust under such clause (a)(i) or (a)(iv);

        (c)   as to any Securityholder that is a limited partnership or limited liability company, (i) any limited or general partner or member in connection with a distribution to all partners or members by such Securityholder pursuant to the terms of the limited partnership agreement or operating agreement, as applicable, or an officer, employee or Affiliate of such Securityholder or (ii) any Affiliate of any limited or general partner or member of such Securityholder; provided, however, that if such limited partnership or limited liability company is a Permitted Transferee under clause (a)(i) or (a)(iv) of this definition, each such limited or general partner, member, officer, employer or Affiliate is a Person who would be permitted to have an interest in such partnership or limited liability company under such clause (a)(i) or (a)(iv);

        (d)   as to any Securityholder, a bank or other financial institution to which Securities are Transferred by way of pledge or to which Securities are Transferred upon the foreclosure thereof;

provided, however, that as to any Securityholder, any such pledge must be approved in advance in writing by of a majority of the disinterested directors of the Board;

        (e)   as to any Securityholder that is a corporation, all Affiliates of such Securityholder; provided, however, that if such corporation is a Permitted Transferee under clause (a)(i) or (a)(iv) of this definition, each such Affiliate is a Person who would be permitted to have an interest in such corporation under such clause (a)(i) or (a)(iv); and

        (f)    any successor to any Person that is (i) an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute ("ERISA"), or (ii) whose assets are deemed to be "plan assets" under ERISA, or (iii) is subject to the fiduciary responsibility provisions of Part 4 of Title I of ERISA, or (iv) is a governmental plan or church plan within the meaning of Section 3(32) and Section 3(33), respectively, of ERISA;

provided, in each such case, that prior written notice of any such Transfer is given to the Company by such Securityholder and that the Permitted Transferee shall agree in advance of such Transfer to be designated as a Securityholder and to be bound by the terms of this Agreement pursuant to a written agreement reasonably satisfactory to the Company and the Aurora Entities.

        "Person" means a company, a corporation, an association, a partnership, a limited liability company, an organization, a joint venture, a trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

        "Preferred Stock" means the Company's Series A Preferred and any other preferred stock of the Company issued after the date hereof howsoever designated that is entitled to any preference over the Common Stock in the payment of dividends or in the distribution of assets upon liquidation of the Company, but excluding the Senior Preferred Stock.

        "Pro Rata" means with respect to any Securityholder in reference to any class or group of Securityholders, the ratio of the number of shares of Common Stock held by such Securityholder or issuable to such Securityholder to the aggregate number of shares of Common Stock at the time outstanding held by or issuable to all Securityholders of such class or group, in each case calculated on a fully diluted basis.

        "Qualified IPO" means an underwritten public offering of Common Stock pursuant to a registration statement filed with the Commission; provided that there are sales pursuant to such registration statement of shares of Common Stock for an aggregate offering price of not less than $50,000,000.

        "Qualifying Class B Securityholder" means each Class B Securityholder that Beneficially Owns at such time (i) at least five percent (5%) of the issued and outstanding shares of Common Stock and at least five percent (5%) of the issued and outstanding shares of the Series A Preferred or (ii) at least fifty percent (50%) of the shares of Common Stock Beneficially Owned by such Class B Securityholder on the Initial Date and at least fifty percent (50%) of the shares of Series A Preferred Beneficially Owned by such Class B Securityholder on the Initial Date.

        "Qualified IPO Date" means the closing date of the registration statement for the Qualified IPO.

        "Reference Rate" means the per annum rate of interest publicly announced from time to time by Bank of America as its prime rate (or reference rate). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Agreement exceed the maximum rate permitted by applicable law with respect to such payments under this Agreement.

        "Registrable Securities" means:

        (a)   any shares of Common Stock issued and outstanding on the date hereof or issuable upon exercise of options or warrants issued and outstanding on the date hereof sold to the Securityholders (or any options or warrants issued after the date hereof upon transfer or exchange of such options or warrants pursuant to the terms thereof);

        (b)   any shares of Common Stock issued after the date hereof or issuable upon exercise of options or warrants issued after the date hereof that, in any such case, are designated by the Company as Registrable Securities for purposes of this Agreement to Persons who are or become Securityholders;

        (c)   any shares of Common Stock purchased pursuant to this Agreement; and

        (d)   any securities issued or issuable with respect to any Common Stock referred to in clauses (a), (b) or (c) of this definition by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when:

          (x)   a registration statement with respect to the sale of such securities shall have become effective under the Act and such securities shall have been disposed of in accordance with such registration statement;

          (y)   all of such securities held by any Person and his, her or its Affiliates may be distributed to the public pursuant to Rule 144 (or any successor provision) under the Act in any three (3) month period unless the aggregate Fair Market Value of such securities at the start of such three (3) month period is greater than the lesser of (i) Ten Million Dollars ($10,000,000) or (ii) ten percent (10%) of the Fair Market Value of all shares of Common Stock outstanding at the start of such three (3) month period; provided, however, that notwithstanding anything to the contrary set forth in this clause (y), such securities shall continue to be Registrable Securities if such Person is prohibited from distributing such securities to the public in any three (3) month period as a result of the restrictions set forth in Section 3.4 of this Agreement; or

          (z)   such securities shall have ceased to be outstanding.

Except as set forth in the preceding sentence, no Transfer of Registrable Securities shall cause such Registrable Securities to lose such status.

        "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 9 and Exhibit C hereto, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and expenses of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and expenses of a single counsel retained by the holders of a majority of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

        "Securities" means the shares of Common Stock and Preferred Stock, the Options and the Warrants now or hereafter issued to or otherwise acquired by the Securityholders (including acquisitions of such securities concurrent with the execution of this Agreement and acquisitions of any such securities of the Company after the date hereof whether or not pursuant to the terms hereof and including issuances of any such securities pursuant to any Option or Warrant existing on the date hereof or issued subsequent to the date hereof) and all shares of Capital Stock or other securities

(including convertible securities and the securities into which such convertible securities convert) of the Company or any successor of the Company issued or issuable in respect thereof as a result of any stock dividend on, or stock split or reclassification or conversion of, or in exchange for, any such Common Stock and Preferred Stock or issued or issuable with respect to such Common Stock, Preferred Stock, Options or Warrants in connection with any merger or reorganization or similar transaction involving the Company.

        "Subsidiary" with respect to any Person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more direct or indirect Subsidiaries of such Person or by one or more direct or indirect Subsidiaries of such Person, or (ii) any other Person (other than a corporation) in which such Person, one or more direct or indirect Subsidiaries of such Person, or such Person and one or more direct or indirect Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

        "Transfer" means any direct or indirect disposition of an interest whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, any other disposition of any kind and in any manner, by operation of law or otherwise, or any other transfer or agreement which would result in a change in the percentage of the Company's Capital Stock Beneficially Owned by a Securityholder or a Beneficial Owner.

        "Warrants" means any warrants now or hereafter issued by the Company entitling the holder thereof to purchase shares of Common Stock.

        1.2    Index of Other Defined Terms.    In addition to those terms defined in Section 1.1, the following terms shall have the respective meanings given thereto in the sections or paragraphs indicated below:

Defined Term	Section
Acquisition Notice	5.1
Acquisition Proposal	5.1
Agreement	Preamble
Aurora Call Notice	8.1
Bona Fide Offer	4.2
Call Event	8.1
Call Option	8.1
Call Securities	8.1
Claims	Exh. C, ¶ 7(a)
Class A Securityholder	Preamble
Class B Securityholder	Preamble
Company	Preamble
Company Call Notice	8.3
Consultation	11.1(c)
Counter-Notice	4.2
Demand Holder	Exh. C., ¶ 2(a)
Demand Registration	Exh. C., ¶ 2(a)
Drag-Along Securityholder	5.1
Election Notice	10.3
Financing Notice	10.3
Involuntary Transfer Notice	4.3
Maximum Number	Exh. C, ¶ 2(c)
New Securities	10.2

Notice Date	6.2
Observer	11.1(b)
Option Notice	4.2
Other Securityholder	6.1
Other Sellers	Exh. C, ¶ 2(c)
Outside Party	4.2
Proposed Transferor	6.1
Proposed Transferor Notice	6.2
Pro-Rata Portion	10.1
Proxy Holder	7
Registration Demand Securities	Exh. C., ¶ 2(a)
Registration Documents	Exh. C, ¶ 7(a)
Right of First Offer	10.1
Rule 144	2.3
Second Notice	4.2
Securityholder	Preamble
Selling Securityholder	4.2
Series A Preferred	Preamble
Subscribing Parties	4.2
Tag-Along Notice	6.3
Tag-Along Sale	6.1
Third-Party Offeror	5.1
Transferred Securities	4.3

        2.    Compliance with Securities Laws.

        2.1    Restrictions on Transfer.    Notwithstanding anything herein to the contrary and in addition to, and not in lieu of, the terms of Sections 3, 4, 5, 6, 7 and 8 of this Agreement, each Securityholder agrees that, prior to making any Transfer of any Securities (other than a Transfer to the Company or to another Securityholder as required or permitted by this Agreement), such Securityholder will give written notice to the Company describing the manner and terms of such proposed Transfer, the identity of such proposed transferee and such other information as the Company may reasonably request. Each such Securityholder further agrees that such proposed Transfer will not be effected until:

          (a)   the Company has notified such Securityholder that either:

            (i)    in the opinion of Company counsel, no registration of such Securities under the Act is required in connection with such proposed Transfer; or

            (ii)   a registration statement under the Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Act; and

          (b)   the Company has notified such Securityholder that either:

            (i)    in the opinion of Company counsel, no registration or qualification under the securities or "blue sky" laws of any state is required in connection with such proposed Transfer; or

            (ii)   compliance with applicable state securities or "blue sky" laws has been effected.

The Company will use its best efforts to respond to any such notice from a Securityholder within ten (10) days of its receipt of such notice.

        2.2    Cooperation of Company.    In the case of any proposed Transfer under this Section 2, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky"

laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, unless the Company was otherwise required to do so prior to the proposed Transfer. The restrictions on Transfer contained in Section 2.1 shall be in addition to, and not by way of limitation of, any other restrictions on Transfer contained in any other Section of this Agreement.

        2.3    Rule 144 Acknowledgment.    Each Securityholder acknowledges that such Person is familiar with Rule 144 of the Rules and Regulations of the Commission, as amended, promulgated pursuant to the Act ("Rule 144"), and that such Person has been advised that Rule 144 permits, only under certain circumstances, the resale of restricted securities such as the Securities being purchased on the date hereof or that may become subject hereto after the date hereof, but that Rule 144 is not currently, and may not in the future become, available to permit resales by such Person of any Securities. Each Securityholder understands that, to the extent that Rule 144 is not available, such Person will be unable to sell any Securities without either registration under the Act or the existence of another exemption from such registration requirement, and that the Company has no obligation whatsoever (except as set forth herein) to any Securityholder to register any Securities.

        2.4    Restrictions on Transfer for Benefit of Securityholders.    Each Securityholder agrees that such Securityholder will not Transfer any Securities (or any direct or indirect interest therein) or any stock certificate representing the same, now or hereafter at any time owned by such Securityholder, except (i) to the Company, (ii) to a Permitted Transferee, or (iii) as required or permitted by the provisions of Sections 2, 3, 4, 5, 6, 7 and 8 of this Agreement.

        3.    Further Restrictions.

        3.1    Prohibition on Transfer Prior to Qualified IPO Date.    Each Securityholder agrees that prior to the occurrence of the Qualified IPO Date such Securityholder will not Transfer any Securities now or hereafter owned by such Securityholder except to a Permitted Transferee or with the consent of the Aurora Entities (which may be given or withheld in their respective sole and absolute discretion with or without any reason or liability therefor except as hereinafter provided in this Section 3). The foregoing restriction shall be in addition to, and not in lieu of, the terms of Sections 2, 4, 5, 6, 7 and 8 of this Agreement.

        3.2    Certain Releases Required.    Notwithstanding the provisions of the first sentence of Section 3.1, if any Aurora Entity shall make a distribution of Common Stock or Preferred Stock in kind to the partners of such partnership or members of such limited liability company, as the case may be, then (a) such Aurora Entity shall provide written notice of such distribution to all Securityholders identified in Exhibit A or Exhibit B hereto as a Designated Securityholder and (b) promptly after such Aurora Entity's receipt of a written request to do so from any such Designated Securityholder, given at any time or from time to time, such Aurora Entity shall consent to the release from the terms of this Section 3 of the same proportion of such class of Securities which are then held subject to the terms of this Section 3 by such Designated Securityholder as the number of shares of such class being distributed by the relevant Aurora Entity to its partners or members, as the case may be, bears to the total number of shares of such class which would be distributed to such partners or members, as the case may be, if such Aurora Entity then distributed in kind all Securities of such class to its partners or members, as the case may be.

        3.3    Certain Restrictions on Releases of Securities of Managing Directors.    No Aurora Entity may release any Securities of a Managing Director from the restrictions imposed by this Section 3 or consent to the Transfer of any such Securities unless, in any such case, concurrent therewith such Aurora Entity shall consent to the release from the terms of this Section 3 of the same proportion of such class of Securities subject to the terms of this Section 3 by each Securityholder as the number of Securities of such class held by such Managing Director being released from such restrictions or being

Transferred bears to the total number of Securities of such class held by such Managing Director; provided, however, that this sentence shall not apply (a) to any Securities released from such restrictions pursuant to Section 3.2 or (b) to Securities held by a Managing Director which are Transferred (i) to an Aurora Entity or any Affiliate thereof or (ii) to any other Person acceptable to the Aurora Entities if, in any such case, the general partners and members of the Aurora Entities shall have determined that such Transfer is reasonably necessary to avoid financial or other hardship to such Managing Director.

        3.4    Restriction on Transfer Subsequent to Qualified IPO Date.    Each Securityholder agrees that, without the consent of a majority in interest of the Aurora Entities, after the occurrence of the Qualified IPO Date, such Securityholder will not effectuate any Transfer, or submit to any broker any sell order with respect to a proposed Transfer, of Securities that would exceed the lesser of the volume limitations set forth in clauses (i), (ii) or (iii) of Rule 144(e)(1), regardless of whether such Transfer or such Securities are otherwise subject to Rule 144; provided, however, that the provisions of this Section 3.4 shall not apply with respect to any Transfer of Securities pursuant to an effective registration statement under the Act or pursuant to a Tag-Along Sale pursuant to Section 6 of this Agreement.

        4.    First Refusal Rights.

        4.1    Restrictions Cumulative.    Each Securityholder agrees that such Securityholder will not Transfer any Securities (or any direct or indirect interest therein) or any stock certificate representing the same, now or hereafter at any time owned by him, except to a Permitted Transferee or as required or permitted by the provisions of Sections 2, 3, 4, 5 and 6 of this Agreement. The restrictions on transfer imposed by this Section 4 on any Securityholder shall be in addition to, and not in lieu of, the restrictions on transfer imposed by Sections 2, 3, 5, 6, 7 and 8 of this Agreement to the extent the same are otherwise applicable to such Securityholder.

        4.2    Bona Fide Offers.    (a) If any Securityholder desires to Transfer any Securities (the "Selling Securityholder") and such Selling Securityholder shall have received a bona fide arms'-length written offer (a "Bona Fide Offer") from a Person other than an Affiliate or Associate of such Selling Securityholder (the "Outside Party") for the Transfer of such Securities, such Selling Securityholder shall give written notice (the "Option Notice") to (i) each Qualifying Class B Securityholder and (ii) the Company, setting forth such desire. The Option Notice shall set forth at least the name and address of the Outside Party and the price and terms of the Bona Fide Offer and shall be accompanied by a copy of the Bona Fide Offer and reasonable evidence demonstrating the Outside Party's ability to consummate such offer. Upon the giving of such Option Notice, each Qualifying Class B Securityholder shall have the option to purchase, on a Pro Rata basis, at the price offered by the Outside Party in the Bona Fide Offer, all or any portion of the Securities specified in the Option Notice; provided, however, that in the event any Qualifying Class B Securityholder does not elect to purchase all of its Pro Rata share of the Securities specified in the Option Notice and the other Qualifying Class B Securityholders elect to purchase all of their respective Pro Rata share (the "Subscribing Parties"), then the Selling Securityholder shall provide a written notice (the "Second Notice") to such Subscribing Parties and such Subscribing Parties shall have the option to purchase such unsubscribed shares subject to the terms and conditions set forth in this Section 4.2. Said option to purchase shall be exercised within ten (10) Business Days following the giving of such Option Notice or within five (5) Business Days following the giving of such Second Notice, as the case may be, by giving a counter-notice (a "Counter-Notice") to the Selling Securityholder (with a copy of such Counter-Notice to the Company). In the event that a determination must be made (as described below) as to the fair market value of non-cash consideration, the ten (10) Business Day period referred to in the immediately preceding sentence shall be extended to such greater period of time, not to exceed twenty (20) Business Days after said Option Notice, specified in good faith by a disinterested majority of the Board. In the event that the Bona Fide Offer provides, in whole or in part, for non-cash consideration, (i) the "price" offered by the

Outside Party shall be deemed to be the amount of cash, if any, provided in the Bona Fide Offer plus the fair market value of the non-cash consideration as determined in good faith by a disinterested majority of the Board, and (ii) the Qualifying Class B Securityholders shall be entitled to pay such "price" in the same ratio of cash and non-cash consideration provided in such Bona Fide Offer, with the fair market value of the non-cash consideration provided by the Qualifying Class B Securityholders determined in good faith by a disinterested majority of the Board.

        Notwithstanding the foregoing, the Qualifying Class B Securityholders shall not be permitted to purchase any Securities from GEPT pursuant to this Section 4 if such purchase would constitute a non-exempt prohibited transaction under ERISA.

        (b)   Subject to paragraph (d) of this Section 4.2, if any of the Qualifying Class B Securityholders elect to purchase such Securities, each such electing entity shall be obligated to purchase, at the price and on substantially the same terms as offered by the Outside Party in the Bona Fide Offer, and such Selling Securityholder shall be obligated to sell, such Securities at a closing to be held on the fifteenth (15th) Business Day after the giving of the Counter-Notice at the principal executive offices of the Company, or at such other time and place as may be mutually acceptable to each purchasing entity, and such Selling Securityholder; provided, that such purchasing Qualifying Class B Securityholders shall agree in advance of such purchase to continue to be designated as a Securityholder and to be bound by the terms of this Agreement pursuant to a written agreement reasonably satisfactory to the Company and the Aurora Entities with respect to such purchased Securities. The closing of any such purchase may be delayed, at the election of the purchasing entity, up to thirty (30) Business Days in order to permit such acquisition of such Securities to be made in conformity with applicable laws, including the HSR Act.

        (c)   Subject to paragraph (d) of this Section 4.2, if the Qualifying Class B Securityholders do not elect to purchase all of such Securities proposed to be sold by such Selling Securityholder within the time limits specified in paragraph (a) of this Section 4.2, then the Company shall have the option, exercisable by the delivery of a counter-notice to such Selling Securityholder no later than fifteen (15) Business Days following the date of the Option Notice, to purchase, at the price and on substantially the same terms as offered by the Outside Party in the Bona Fide Offer, all or any portion of the Securities specified in the Option Notice and not purchased by the Qualifying Class B Securityholders. In the event that the Company elects to purchase Securities pursuant to this Section 4.2(c), the Company will be obligated to purchase, and such Selling Securityholder shall be obligated to sell, such Securities at a closing to be held on the fifteenth (15th) Business Day after the delivery of the Company's counter-notice to such Selling Securityholder at the principal executive offices of the Company, or at such other time and place as may be mutually acceptable to the Company and such Selling Securityholder. The closing of any such purchase by the Company may, at the election of the Company, be delayed up to thirty (30) Business Days in order to permit such acquisition of such Securities to be made in conformity with applicable laws, including the HSR Act. Notwithstanding the foregoing, the Company shall not be permitted to purchase any Securities from GEPT pursuant to this Section 4 if such purchase would constitute a non-exempt prohibited transaction under ERISA.

        (d)   If the Qualifying Class B Securityholders and the Company do not in the aggregate elect to purchase all of the Securities subject to the Bona Fide Offer within the time limits specified above, then the offer to sell any of the Securities to the Qualifying Class B Securityholders and the Company shall be deemed revoked and the Selling Securityholder, at any time within a period of three months from the giving of said Option Notice, may Transfer all (but not less than all) of the remainder of such Securities to the Outside Party at a price and on terms not less favorable than those contained in the Bona Fide Offer; provided, that such Outside Party shall agree in advance of such Transfer to be designated as a Securityholder and to be bound by the terms of this Agreement pursuant to a written agreement reasonably satisfactory to the Company and the Aurora Entities; provided, further however, that in the event such Selling Securityholder has not so Transferred said Securities to the Outside Party within said three month period, then said Securities thereafter shall continue to be subject to all of the restrictions contained in this Agreement as though no Option Notice had ever been given.

        (e)   At the closing of any purchase of Securities pursuant to this Section 4.2, the Selling Securityholder shall deliver certificates representing such Securities duly endorsed for transfer and accompanied by all requisite stock transfer taxes. Any Securities purchased pursuant to this Section 4.2 shall be free and clear of any and all Liens (other than those arising under this Agreement) and at the Closing of the purchase the Selling Securityholder shall represent and warrant to such effect and to the effect that such Selling Securityholder is the beneficial owner of such Securities. The Person making such purchase shall deliver at such closing, by certified or bank check, payment in full for the Securities being purchased by such Person. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate, consistent with the terms hereof, including without limitation, a written agreement reasonably satisfactory to the Company and the Aurora Entities providing for the purchasing Qualifying Class B Securityholder and/or the Outside Party, as the case may be, to be designated as a Securityholder and be bound by the terms of this Agreement.

        (f)    If, in any instance, the Qualifying Class B Securityholders or the Company elects not to exercise its rights hereunder or elects to waive such rights, such election shall not constitute a waiver of such Person's rights to receive an Option Notice in the case of any Transfer subsequently proposed by such or any other Securityholder.

        4.3    Involuntary Transfers.    (a) Each Securityholder shall notify the Company and the Qualifying Class B Securityholders promptly upon the occurrence of an Involuntary Transfer of any Securities (including Involuntary Transfers of any beneficial interest by a Beneficial Owner). If an Involuntary Transfer of any of the Securities owned by any Securityholder shall occur, the Qualifying Class B Securityholders and the Company shall have the same rights of first refusal under Section 4.2 above with respect thereto (the "Transferred Securities") as if the Involuntary Transfer had been a proposed voluntary Transfer by such Securityholder, except that:

          (i)    the periods within which such rights must be exercised shall run from the date notice of the Involuntary Transfer is received from the Securityholder or its legal representatives with respect to which such Involuntary Transfer has occurred; and

          (ii)   such rights shall be exercised by notice (an "Involuntary Transfer Notice") to the Involuntary Transferee rather than to the Securityholder with respect to which such Involuntary Transfer has occurred.

If such Transferred Securities were shares of Common Stock or Preferred Stock, the purchase price thereof shall be the lesser of the Fair Market Value of such Transferred Securities on the date of such Involuntary Transfer or on the date of the relevant Involuntary Transfer Notice from the Securityholder from whom such Involuntary Transfer took place (or from such Involuntary Transferee). If such Transferred Securities are Options or Warrants that are then exercisable, the purchase price thereof shall be equal to (i) the lesser of (y) the aggregate Fair Market Value on the date of such Involuntary Transfer of the number of shares of Common Stock which the holder of such Options or Warrants is entitled to receive upon exercise of such Transferred Securities or (z) the aggregate Fair Market Value of such number of shares on the date of the relevant Involuntary Transfer Notice from the Securityholder from whom such Involuntary Transfer took place (or from such Involuntary Transferee), less (ii) the aggregate exercise price of such Transferred Securities, but not less than zero. If such Transferred Securities are Options or Warrants that are not then exercisable, the purchase price thereof shall be as set forth in the immediately preceding sentence after such appropriate discount for the fact that such Transferred Securities are not then exercisable as may be determined by the Board, in good faith and in the exercise of business judgment.

        (b)   At the closing of any purchase of Transferred Securities, the Involuntary Transferee shall deliver certificates representing the Transferred Securities being purchased by the Qualifying Class B Securityholders or the Company, as the case may be, duly endorsed for transfer and accompanied by all requisite stock transfer taxes. Such Transferred Securities shall be transferred free and clear of any and all Liens arising through the action or inaction of the Involuntary Transferee (other than those arising under this Agreement) and the Involuntary Transferee shall represent and warrant to such effect and to the effect that such Involuntary Transferee is the beneficial owner of such Transferred Securities. At the closing of any such purchase, the Securityholder that was the transferor in respect of the Involuntary Transfer shall represent and warrant to the purchaser or purchasers that such Securityholder had conveyed to the Involuntary Transferee good and valid title to the Transferred Securities. The Person making such purchase shall deliver at closing, by a certified or bank check, payment in full of the purchase price for the Transferred Securities being purchased by such Person. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate, including without limitation, a written agreement reasonably satisfactory to the Company and the Aurora Entities providing for the purchasing Qualifying Class B Securityholder to continue to be designated as a Securityholder and be bound by the terms of this Agreement with respect to the Transferred Securities.

        (c)   In the event that the provisions of this Section 4.3 shall be held to be unenforceable with respect to any particular Involuntary Transfer of Securities, the Qualifying Class B Securityholders and the Company shall have a right of first refusal as set forth in Section 4.2 hereof if the Involuntary Transferee subsequently obtains a Bona Fide Offer for and desires to Transfer such Transferred Securities.

        4.4    Application of First Refusal Rights.    The first refusal rights provided in Sections 4.2 and 4.3 shall not apply to any Transfer of Securities:

        (a)   to the Company, or to a Permitted Transferee of the relevant Securityholder;

        (b)   to a Class B Securityholder by any Associate or Affiliate of any Class B Securityholder;

        (c)   pursuant to an effective registration statement under the Act or pursuant to Rule 144;

        (d)   to an Other Securityholder (as defined in Section 6.1) pursuant to Section 6 below; or

        (e)   by a Drag-Along Securityholder (as defined in Section 5.1) pursuant to Section 5 below.

        4.5    Termination of First Refusal Rights.    Notwithstanding anything herein to the contrary, the rights of first refusal provided in this Section 4 shall terminate, with respect to all Securities held by each Securityholder, upon the occurrence of the Qualified IPO Date.

        5.    Third-Party Offer for All Outstanding Securities.

        5.1    "Drag-Along" Obligations.    If the Aurora Entities shall receive an offer in writing from an Independent Third Party (a "Third-Party Offeror") to purchase all of the issued and outstanding Securities held by such Aurora Entities, to effect a business combination of the Company with such Person or an Affiliate thereof or to purchase all or substantially all the assets of the Company (each an "Acquisition Proposal"), and the Aurora Entities desire to accept or cause the Company to accept such Acquisition Proposal, the Aurora Entities shall deliver a notice (an "Acquisition Notice") to the Company (which shall deliver a copy of such Acquisition Notice to each of the other Securityholders within three (3) Business Days of its receipt thereof). Such Acquisition Notice shall contain a copy of such Acquisition Proposal, including the name and address of the Third-Party Offeror and the terms of the Acquisition Proposal. If any other Securityholder receives any Acquisition Proposal (which, for this purpose, includes an offer to purchase all of the issued and outstanding Common Stock and any other securities exercisable for or convertible into Common Stock but not an offer to purchase only such other Securityholder's Common Stock and any other securities exercisable for or convertible into

Common Stock), such Securityholder shall promptly transmit such Acquisition Proposal to the Company and each Aurora Entity (which the Aurora Entities may elect not to pursue without any liability or obligation to any Securityholder or the Company). The other Securityholders (the "Drag-Along Securityholders") severally agree that, upon receipt of such Acquisition Notice, they shall be obligated to sell, at the same time the Aurora Entities sell, all of their Securities to the Third-Party Offeror upon the terms and conditions set forth in the Acquisition Proposal, or, as the case may be, to vote their Securities in favor of the merger or sale of all or substantially all of the assets of the Company as described in the Acquisition Proposal, and otherwise to take all actions reasonably necessary or appropriate to cause the Company to consummate the proposed transaction. In any such transaction, all of such shares of Common Stock shall be purchased at, or be converted into the right to receive, the same price per share of Common Stock as received by the Aurora Entities and all of such shares of Preferred Stock shall be purchased at, or be converted into the right to receive, the same price per share of Preferred Stock as received by the Aurora Entities and the terms and conditions of such sale shall be the same terms and conditions for all Securityholders, including the Aurora Entities. To the extent that the Securityholders (or any successors thereto) are to provide any indemnification or otherwise assume any other post-closing liabilities with respect to the Company or any of its subsidiaries or with respect to any breach of representations or warranties of the Company or any of its subsidiaries, the Aurora Entities and all other Securityholders selling Securities in a transaction under this Section 5 shall do so severally and not jointly (and on a pro rata basis in accordance with the aggregate consideration payable to the Aurora Entities and such other Securityholders with respect to the shares of Common Stock being sold by each of the Aurora Entities and such other Securityholder). Notwithstanding anything to the contrary set forth herein, each other Securityholder may be required to give customary representations and warranties as to its Securities, including, but not limited to, title to Securities conveyed by it, its legal authority and capacity, and non-contravention of other agreements to which it is a party. The potential liability of each such other Securityholder in the immediately preceding two sentences may not exceed the net proceeds received by such Securityholder. Furthermore, in connection with such transaction no Securityholder (in his capacity as a Securityholder) shall be required to enter into any non-competition agreement. Notwithstanding the foregoing, any Securityholder that is subject to ERISA shall not be obligated to sell any Securities to any Third-Party Offeror pursuant to this Section 5 if such sale would constitute a non-exempt prohibited transaction under ERISA. In that regard, the Aurora Entities may, in their sole discretion and at their own expense, seek an administrative exemption from the U.S. Department of Labor (or other appropriate governmental agency) to allow such sale.

        5.2    Termination of Drag-Along Obligations.    Notwithstanding anything herein to the contrary, the rights and obligations provided for in this Section 5 shall terminate, with respect to all Securities held by any Securityholder, upon the occurrence of the Qualified IPO Date.

        5.3    Restrictions Cumulative.    The restrictions on transfer imposed by this Section 5 on any Securityholder shall be in addition to, and not in lieu of, the restrictions on transfer imposed by Sections 2, 3, 4, 6, 7 and 8 of this Agreement to the extent the same are otherwise applicable to such Securityholder.

        6.    "Tag-Along" Rights.

        6.1    "Tag-Along" Sales.    If any Class B Securityholder (for purposes of this Section 6, respectively the "Proposed Transferor") at any time or from time to time, in one transaction or in a series of related transactions, desires to enter into an agreement (whether oral or written) to Transfer (for purposes of this Section 6, a "Tag-Along Sale") shares of Common Stock and/or Preferred Stock to any Person, then each of the other Securityholders (including, without limitation, the other Class B Securityholders) (for purposes of this Section 6, collectively, the "Other Securityholders") shall have the right, but not the obligation, to elect that the Proposed Transferor be obligated to require, as a condition to such Tag-Along Sale, that the proposed purchaser purchase from each such electing Other Securityholder:

        (a)   up to the number of shares of Common Stock derived by multiplying the total number of shares of Common Stock owned by or issuable to such electing Other Securityholder by a fraction, the numerator of which is equal to the number of shares of Common Stock then owned by or issuable to the Proposed Transferor that are to be purchased by the proposed purchaser (without giving effect to any reduction in such number of shares by reason of any Other Securityholder's election to exercise the "tag-along" rights provided in this Section 6 in connection with such transaction) and the denominator of which is the total number of shares of Common Stock owned by or issuable to the Proposed Transferor prior to such sale; and/or

        (b)   up to the number of shares of the applicable series of Preferred Stock subject to the Tag-Along Sale having an aggregate redemption value equal to the amount derived by multiplying the aggregate redemption value of all the shares of the applicable series of Preferred Stock subject to the Tag-Along Sale owned by or issuable to such electing Other Securityholder times a fraction, the numerator of which is equal to the aggregate redemption value of all the shares of the applicable series of Preferred Stock subject to the Tag-Along Sale then owned by or issuable to the Proposed Transferor that are to be purchased by the proposed purchaser (without giving effect to any reduction in such number of shares by reason of any Other Securityholder's election to exercise the "tag-along" rights provided in this Section 6 in connection with such transaction) and the denominator of which is the aggregate redemption value of all the shares of the applicable series of Preferred Stock subject to the Tag-Along Sale owned by or issuable to the Proposed Transferor prior to such sale;

provided, however, that if any Other Securityholder chooses not to sell any or all Securities which such Other Securityholder may be entitled to sell under this Section 6.1, the Proposed Transferor may sell, in the same transaction, (x) additional shares of Common Stock equal to the difference between the number of shares of Common Stock which such Other Securityholder is entitled to sell and the number of shares of Common Stock such Other Securityholder chooses to sell, if any, and (y) additional shares of the applicable series of Preferred Stock subject to the Tag-Along Sale equal to the difference between the number of shares of the applicable series of Preferred Stock subject to the Tag-Along Sale which such Other Securityholder is entitled to sell and the number of shares of the applicable series of Preferred Stock subject to the Tag-Along Sale such Other Securityholder chooses to sell. Any such sales by any Other Securityholder shall be on the same terms and conditions as the proposed Tag-Along Sale by the Proposed Transferor. Each Other Securityholder whose Securities are sold in a Tag-Along Sale shall be required to bear a proportionate share of the reasonable expenses of the transaction, including, without limitation, legal, accounting and investment banking fees and expenses.

        6.2    Notice of Tag-Along Opportunity.    The Proposed Transferor participating in a Tag-Along Sale shall promptly (and in no event less than twenty (20) Business Days prior to the consummation thereof) provide the Company with notice (for purposes of this Section 6, the "Proposed Transferor Notice") of the proposed Tag-Along Sale (which the Company shall transmit to each Other Securityholder within three (3) Business Days after its receipt thereof) containing the following:

          (a)   the name and address of the proposed transferee of the Securities in the Tag-Along Sale;

          (b)   the number of shares of Common Stock and each series of Preferred Stock proposed to be Transferred by the Proposed Transferor in the event none of the Other Securityholders elects to participate;

          (c)   the proposed amount and form of consideration to be paid for such Securities and the terms and conditions of payment offered by the proposed transferee;

          (d)   the aggregate number of shares of Common Stock and each series of Preferred Stock held of record by such Proposed Transferor as of the date of the notice (for purposes of this Section 6, "Notice Date") from the Proposed Transferor to the Company;

          (e)   the aggregate number of shares of Common Stock and each series of Preferred Stock held of record as of the Notice Date by all Other Securityholders as a group;

          (f)    the maximum number of shares of Common Stock and each series of Preferred Stock each such Other Securityholder is entitled to include in the Tag-Along Sale (as computed in accordance with the equations set forth in Section 6.1); and

          (g)   that the proposed transferee has been informed of the "tag-along" rights provided for in Section 6.1.

        6.3    Notice and Terms of Acceptance of Tag-Along Opportunity.

          (a)   If an Other Securityholder desires to participate in such Tag-Along Sale, such Other Securityholder shall provide written notice (the "Tag-Along Notice") to such Proposed Transferor not later than ten (10) Business Days after the Notice Date setting forth the number of shares of Common Stock and each series of Preferred Stock, if any, such Other Securityholder elects to include in the Tag-Along Sale.

          (b)   Any Other Securityholder who at the time of a Proposed Transferor Notice then owns Preferred Stock of any series as well as Common Stock and/or Preferred Stock of any other series may elect to include Preferred Stock of such first series in a Tag-Along Sale (if shares of Preferred Stock of such series are to be transferred by the Proposed Transferor in such Tag-Along Sales) only if the Preferred Stock of such series to be transferred by such Other Securityholder represents a percentage of the Preferred Stock of such series then owned by such Other Securityholder at least equal to the greatest percentage of the Common Stock or any series of Preferred Stock having a liquidation preference or preference as to dividends that is junior to such series of Preferred Stock that is to be transferred by such Other Securityholder in such Tag-Along Sale.

          (c)   The Tag-Along Notice given by any Other Securityholder shall constitute such Other Securityholder's binding agreement to sell such Securities as are included therein on the terms and conditions applicable to such sale (including the requirements of this Section 6), in which case the number of shares of Common Stock and/or Preferred Stock to be Transferred by the Proposed Transferor shall be correspondingly reduced. In the event that the proposed transferee does not purchase the Securities of the Proposed Transferor, then the proposed Tag-Along Sale by the Other Securityholders to such proposed transferee shall not take place. If the Tag-Along Notice from any Other Securityholder is not received by the Proposed Transferor within the ten (10) Business Day period specified above in this Section 6.3, the Proposed Transferor shall have the right to transfer the Securities of Common Stock and/or Preferred Stock to the proposed transferee without any participation by such Other Securityholder, but only on the terms and conditions stated in the notice to such Other Securityholders or on terms and conditions no more favorable to the Proposed Transferor and only if a definitive and binding agreement to sell or otherwise transfer such Securities is entered into not later than thirty (30) days after the end of such ten (10) Business Day period specified above in this Section 6.3.

        6.4    Application of Tag-Along Provisions.    The provisions of this Section 6 shall not apply to:

          (a)   any transaction in which shares of Common Stock or Preferred Stock are proposed to be sold publicly pursuant to a registration statement filed under the Act or pursuant to Rule 144;

          (b)   any Transfer to a Permitted Transferee;

          (c)   any one transaction or series of related transactions involving the Transfer (other than to a Permitted Transferee) by the Proposed Transferor of less than 1% of the issued and outstanding shares of Common Stock or less than 1% of the issued and outstanding shares of Preferred Stock of any series;

          (d)   any shares of Common Stock or Preferred Stock proposed to be Transferred by the Proposed Transferor which are purchased by the Company or any Other Securityholder pursuant to Section 4; or

          (e)   any Transfer of shares of Common Stock in connection with an Acquisition Proposal subject to the provisions of Section 5 hereof.

        6.5    Termination of Tag-Along Rights.    Notwithstanding anything herein to the contrary, the rights and obligations provided for in this Section 6 shall terminate, with respect to all Securities held by each Other Securityholder, upon the occurrence of the Qualified IPO Date.

        6.6    Restrictions Cumulative.    The restrictions on transfer imposed by this Section 6 on any Securityholder shall be in addition to, and not in lieu of, the restrictions on transfer imposed by Sections 2, 3, 4, 5, 7 and 8 of this Agreement to the extent the same are otherwise applicable to such Securityholder.

        7.    Certain Voting Agreements.

        7.1    Grant of Irrevocable Proxy.    Each Securityholder (other than GEPT, CalPERS and CDP) hereby irrevocably appoints the Aurora Entities, and each of them acting alone (with full power of substitution), as such Securityholder's proxy and attorney in fact (each, in such capacity, a "Proxy Holder") to vote and to give or withhold consent with respect to all shares of Common Stock and Preferred Stock (if any such rights exists), held by such Securityholder from time to time in such manner as such Proxy Holder or Proxy Holders shall determine in their respective sole and absolute discretion, at any meeting (whether annual or special and whether or not an adjourned meeting) of the Company or by written consent or otherwise, giving and granting to the Proxy Holders all powers such Securityholder would possess if personally present and hereby ratifying and confirming all that said Proxy Holders or either shall lawfully do or cause to be done by virtue hereof, provided, however, that the foregoing proxy shall not apply to any action to be taken or consent to be given by any such Securityholder, in its capacity as such, under the terms of Sections 12 and 13.2 of this Agreement or with respect to matters of the type described in Section 7.2(b), (c), (d), (e) and (f) and provided, further, that the Aurora Entities shall be prohibited from using any of such proxies to amend the terms and conditions set forth in Sections 12 and 13.2 hereof. No Proxy Holder shall have any liability to any Securityholder as a result of any action taken or failure to take action pursuant to the foregoing proxy except for any action or failure to take action not taken or omitted in good faith or which involves gross negligence, intentional misconduct or a knowing violation of applicable law. Each such Securityholder represents that any proxies heretofore given by such Securityholder, in respect of its Securities are not irrevocable; any such prior proxies are hereby revoked. Each such Securityholder hereby affirms that this irrevocable proxy is given in consideration for the mutual agreements contained in this Agreement and in connection with such Securityholder's subscription for its Securities and constitutes a material inducement to the Company and the Aurora Entities to approve such subscription, and that this irrevocable proxy is coupled with an interest and may, under no circumstances, be revoked. The Company hereby acknowledges receipt of and the validity of the foregoing irrevocable proxy, and agrees to recognize the Proxy Holders as the sole attorneys and proxies for each such Securityholder at all times prior to the termination date of such irrevocable proxy as hereinafter provided in this Section 7.1. Each such Securityholder intends that this irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law to the extent that the same is or may be applicable. The proxy granted by this Section 7.1 shall terminate with respect to any share of Common Stock or Preferred

Stock held by any such Securityholder only at such time as such share is no longer owned beneficially or of record by such Securityholder, any of his, her or its respective Permitted Transferees or any other Person designated a Securityholder and bound by the terms of this Agreement.

        7.2    Agreement of CalPERS, GEPT and CDP.    Each of CalPERS, GEPT and CDP hereby irrevocably agrees, with respect to any matter, to vote and to give or withhold consent with respect to all shares of Common Stock and Preferred Stock held by CalPERS, GEPT or CDP, as the case may be, as a Securityholder from time to time in such manner as the Aurora Entities shall vote or give or withhold consent with respect to such matter; provided however, that CalPERS, GEPT or CDP, as the case may be, shall not be so obligated to so vote or give or withhold consent with respect to any matter to the extent that it reasonably believes, based upon written advice of counsel, that:

          (a)   solely in the case of GEPT, to the extent that GEPT's fiduciary duties under ERISA shall require otherwise;

          (b)   such matter relates to or would constitute a violation or breach of any covenant, agreement or representation or warranty by any Aurora Entity or any of its Affiliates (other than the Company or any of its controlled Affiliates) contained in this Securityholders Agreement or the Management Services Agreement;

          (c)   such matter constitutes fraud by, gross negligence of, willful misconduct or malfeasance of, a felony or willful violation of law or admission or a violation of any federal or state securities laws (including a consent or plea of no contest or consent to a permanent injunction prohibiting future violations) by any Aurora Entity or any of its Affiliates (other than the Company or any of its controlled Affiliates);

          (d)   the taking of such action (i) is not within the scope of CalPERS', GEPT's or CDP's, as the case may be, authority as a stockholder of the Company or (ii) would constitute a breach or disregard of CalPERS', GEPT's or CDP's, as the case may be, fiduciary duties to the other stockholders of the Company or (iii) would constitute a violation by CalPERS, GEPT or CDP, as the case may be, of laws and regulations and rules having the force of law applicable to CalPERS, GEPT or CDP, as the case may be;

          (e)   such matter or action relates to the bankruptcy or insolvency of the Company or any of its subsidiaries; or

          (f)    such matter relates to the conduct of any Aurora Entity or any of its Affiliates (other than the Company or any of its controlled Affiliates) that would have the effect of releasing any such Aurora Entity or any of its Affiliates, as the case may be, from liability if CalPERS, GEPT or CDP, as the case may be, reasonably believes, based upon written advice of counsel, that such conduct was taken in bad faith or in a manner reasonably believed by such Aurora Entity or any of its Affiliates, as the case may be, to be not in, or opposed to, the best interest of the Company.

        Provided further, that the foregoing shall not apply to any action to be taken or consent to be given by CalPERS, GEPT or CDP, as the case may be, in its capacity as a Securityholder, under the terms of Sections 12 and 13.2 of this Agreement. Each of CalPERS, GEPT and CDP represents that it has not heretofore given any proxies or otherwise agreed to vote in respect of its Securities, and agrees that so long as such Securities are subject to this Section 7.2, it will not grant any proxy to any Person or otherwise agree to vote in conflict with the provisions of this Section 7.2. Each of CalPERS, GEPT and CDP hereby affirms that its agreement to vote its Securities set forth in this Section 7.2 is given in consideration for the mutual agreements contained in this Agreement and in connection with its subscription for its Securities and constitutes a material inducement to the Company and the Aurora Entities to approve such subscription, and that this agreement to vote is coupled with an interest and may, under no circumstances, be revoked. The agreement set forth in this Section 7.2 shall terminate with respect to each Security only at such time as such Security is no longer owned beneficially or of record by CalPERS, GEPT or CDP, as the case may be, or any of their respective Permitted Transferees or any other Person designated a Securityholder and bound by the terms of this Agreement.

        8.    Call Upon the Occurrence of Certain Events.

        8.1    Joint Call by the Aurora Entities.    If (i) any Class A Securityholder is employed by the Company or any of its direct or indirect Subsidiaries or (ii) any Class A Securityholder is a consultant to the Company or any of its direct or indirect Subsidiaries, and such employment or consulting relationship shall, during the Call Period, be terminated by the Company for Cause or be voluntarily terminated by such Class A Securityholder (in either case, a "Call Event"), then the Aurora Entities shall have the option to purchase (the "Call Option") on a Pro Rata basis as among the Aurora Entities, at the Per Share Call Price, and such Class A Securityholder shall be required to sell, all or any portion of the Securities held by such Class A Securityholder (collectively, the "Call Securities"), such option to be exercised within sixty (60) days after the Call Event by the giving of an exercise notice (the "Aurora Call Notice") to such Class A Securityholder (with a copy of such Aurora Call Notice to the Company).

        8.2    Closing of Joint Call by the Aurora Entities.    Subject to Section 8.4, if either or all Aurora Entities elect to purchase such Call Securities, each such purchasing entity shall be obligated to purchase, and such Class A Securityholder shall be obligated to sell, such Call Securities at a closing to be held on the fifteenth (15th) Business Day after the giving of the Aurora Call Notice at the principal executive offices of the Company, or at such other time and place as may be mutually acceptable to each such purchasing entity and such selling Class A Securityholder. The closing of any such purchase by an Aurora Entity may, at the election of the purchasing Aurora Entity, be delayed up to thirty (30) Business Days in order to permit such acquisition of such Call Securities to be made in conformity with applicable laws, including the HSR Act.

        8.3    Call by the Company.    Subject to Section 8.4, if the Aurora Entities do not elect to purchase all of such Call Securities within the time limits specified in Section 8.1, then the Company shall have the option, exercisable by the delivery of an exercise notice (the "Company Call Notice") to such Class A Securityholder no later than fifteen (15) Business Days following the date of expiration of the sixty (60) day period specified in Section 8.1, to purchase, at the Per Share Call Price, all or any portion of the Call Securities specified in the Call Option and not purchased by the Aurora Entities. In the event that the Company elects to purchase the Call Securities pursuant to this Section 8.3, the Company will be obligated to purchase, and such Class A Securityholder shall be obligated to sell, such Call Securities at a closing to be held on the fifteenth (15th) Business Day after the delivery of the Company Call Notice to such Class A Securityholder at the principal executive offices of the Company, or at such other time and place as may be mutually acceptable to the Company and such selling Class A Securityholder. The closing of any such purchase by the Company may, at the election of the Company, be delayed up to thirty (30) Business Days in order to permit such acquisition of such Call Securities to be made in conformity with applicable laws, including the HSR Act.

        8.4    Non-Exercise of Call.    If the Aurora Entities and the Company elect not to purchase all of the Call Securities subject to the Call Event within the time limits specified above, then the sale of the Call Securities to the Aurora Entities and/or the Company shall be deemed revoked.

        8.5    Closing Mechanics.    At the closing of any purchase of Call Securities pursuant to this Section 8, the selling Class A Securityholder shall deliver certificates representing such Call Securities duly endorsed for transfer and accompanied by all requisite stock transfer taxes. Any Call Securities purchased pursuant to this Section 8 shall be transferred free and clear of any and all Liens (other than those arising under this Agreement) and at the Closing of the purchase the selling Class A Securityholder shall represent and warrant to such effect and to the effect that such selling Class A Securityholder is the beneficial owner of such Call Securities. The Person making such purchase shall deliver at such closing, by certified or bank check, payment in full for the Call Securities being purchased by such Person. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate, consistent with the terms hereof.

        9.    Registration Rights.

        The Company agrees to afford to each Eligible Holder the registration rights set forth in Exhibit C hereto and each party hereby agrees to be bound by the terms and conditions included in Exhibit C hereto as if such terms and conditions were included in the body of this Agreement.

        10.    Right of First Offer.

        10.1    Right of First Offer.    Subject to the terms and conditions contained in this Section 10, the Company grants to each Class B Securityholder the right of first offer to purchase such Securityholder's Pro-Rata Portion (as defined below) of any New Securities (as defined below), that the Company or any of its Subsidiaries may, from time to time, propose to sell and issue (the "Right of First Offer"). A Class B Securityholder's "Pro Rata Portion" in respect of any New Securities shall be the ratio that (x) the sum of the number of shares of Common Stock then held by such Securityholder or issuable to such Securityholder bears to (y) the sum of the aggregate number of shares of Common Stock then outstanding, in each case calculated on a fully-diluted basis. Subject to the terms and conditions contained in this Section 10, any portion of the New Securities not purchased pursuant to the Right of First Offer may be sold to any other Person.

        10.2    Definition of New Securities.    Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company or any of its Subsidiaries, including Common Stock or Preferred Stock, whether authorized or not, and rights, options or warrants to purchase shares of capital stock of the Company or any of its Subsidiaries, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock of the Company or any of its Subsidiaries, issued after the date hereof. Notwithstanding the foregoing, "New Securities" does not include (i) the Senior Preferred, the Senior Redeemable Preferred Stock of K&F Intermediate Holdco, Inc. or the Senior Redeemable Preferred Stock of K&F Acquisition, Inc.; (ii) shares of Common Stock or Series A Preferred to be issued by the Company concurrently with the execution of this Agreement; (iii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iv) securities issued in connection with the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or shares or other reorganization whereby the Company or its stockholders own not less than a majority of the voting power of the surviving or successor corporation, provided such transaction is approved by the Board in accordance with the Certificate of Incorporation of the Company as then in effect; (v) any shares of Common Stock or common stock of the Subsidiaries of the Company or related options convertible into or exercisable for such Common Stock or common stock issued to employees, officers and directors of, and consultants to, the Company or any of its Subsidiaries, pursuant to any of the Company's or any of its Subsidiaries' option plan or plans, provided that such shares of common stock shall not exceed the number of shares allocated or reserved for issuance under the Company's or any of its Subsidiaries' option plan or plans (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like); (vi) securities issued in connection with any stock split, stock dividend or recapitalization by the Company or any of its Subsidiaries; (vii) shares of Common Stock and Series A Preferred to be issued by the Company, from time to time but by no later than June 30, 2005, directly or indirectly, on substantially the same terms and conditions as the shares of Common Stock and Series A Preferred to be issued by the Company concurrently with the execution of this Agreement, to the directors, officers, employees of or consultants to the Company or any of its Affiliates; and (viii) shares of Common Stock and Series A Preferred to be issued by the Company, from time to time but by no later than June 30, 2005, on substantially the same terms and conditions as the shares of Common Stock and Series A

Preferred to be issued by the Company concurrently with the execution of this Agreement, to any limited partner of Aurora Equity Partners III L.P. or any Affiliate of such limited partner.

        10.3    Notice of Right.    In the event the Company proposes to undertake an issuance of New Securities, it shall give to each Class B Securityholder written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same and, if available, the definitive documents for such a financing (a "Financing Notice"). Each Class B Securityholder shall have ten (10) Business Days from the date of receipt of any such Financing Notice to agree to purchase its Pro Rata Portion of such New Securities for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (the "Election Notice").

        10.4    Exercise of Right.    If any Class B Securityholder exercises its Right of First Offer hereunder, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within fifteen (15) Business Days after such Class B Securityholder gives notice of such exercise, which period of time may be delayed up to thirty (30) Business Days in order to permit such acquisition of such New Securities to be made in conformity with applicable laws, including the HSR Act. Upon exercise of such Right of First Offer, the Company and such Class B Securityholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

        10.5    Lapse and Reinstatement of Right.    In the event any Class B Securityholder fails to exercise the Right of First Offer provided in this Section 10 within said ten (10) Business Day period, then any other Class B Securityholder that elects to purchase all of its Pro Rata Portion of the New Securities in said ten (10) Business Day period shall have the option to purchase such unsubscribed shares of New Securities on the same terms and conditions set forth in this Section 10 within fifteen (15) Business Days after such Class B Securityholder receives notice from the Company of such unsubscribed shares, which period of time may be delayed up to thirty (30) Business Days in order to permit such acquisition of such New Securities to be made in conformity with applicable laws, including the HSR Act. In the event any Class B Securityholder fails to exercise the Right of First Offer provided in this Section 10 to purchase all of the New Securities set forth in the Financing Notice within said ten (10) Business Day period, the Company shall have a period of three (3) months thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) Business Days from the date of said agreement) to sell the New Securities not elected to be purchased by such Class B Securityholder at the price and upon terms no less favorable to the Company than those contained in the Financing Notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said three (3) month period (or sold and issued New Securities in accordance with the foregoing within thirty (30) Business Days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to each Class B Securityholder as provided in Section 10.1 above.

        10.6    Termination of Right.    Notwithstanding anything herein to the contrary, the rights and obligations provided in this Section 10 shall terminate upon the occurrence of a Qualified IPO.

        11.    Information Rights; Access Rights and Board Observer Rights.

        11.1    Information Rights.

        (a)   Subject to the terms and conditions set forth herein and so long as K&F Industries, Inc. continues to be required to file such materials and information with the Commission pursuant to the Exchange Act or otherwise files such materials and information with the Commission, each Class B Securityholder will have rights to receive after fifteen (15) days after they are required to be contained in a filing with the Commission: (i) all quarterly and annual financial information of K&F

Industries, Inc. required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by K&F Industries, Inc.'s certified independent accountants; (ii) all current reports of K&F Industries, Inc. required to be filed with the Commission on Form 8-K; (iii) the annual consolidated business plan of the Company and its subsidiaries, and (iv) notice of any event of default on any Material Debt (as defined in the Certificate of Incorporation of the Company, as amended from time to time).

        (b)   Subject to the terms and conditions set forth herein, if K&F Industries is not required to file the materials and information set forth in clause (a) above with the Commission pursuant to the Exchange Act or does not otherwise file such materials and information with the Commission, each Class B Securityholder will have rights to receive (i) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of K&F Industries, Inc., copies of the consolidated balance sheets of K&F Industries, Inc. and its subsidiaries as at the end of such quarter, and consolidated statements of income, stockholders' equity and cash flows of K&F Industries, Inc. and its subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, subject to changes resulting from normal year-end adjustments and (ii) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of K&F Industries, Inc., copies of the consolidated balance sheets of K&F Industries, Inc. and its subsidiaries as at the end of such year, and consolidated statements of income, stockholders' equity and cash flows of K&F Industries, Inc. and its subsidiaries for such year, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, (iii) the annual consolidated business plan of the Company and its subsidiaries, and (iv) notice of any event of default on any Material Debt (as defined in the Certificate of Incorporation of the Company, as amended from time to time).

        (c)   Each Class B Securityholder's rights under this Section 11.1 are conditioned upon and subject to such Class B Securityholder agreeing in writing pursuant to a confidentiality and nondisclosure agreement, in form and substance reasonably acceptable to the Company and its counsel, prior to being furnished any information pursuant to this Section 11.1, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Agreement during the time such Class B Securityholder has the information rights set forth in this Section 11.1 and thereafter.

        11.2    Access Rights.    Each Class B Securityholder will have access, during normal business hours, to the facilities, records and personnel (including outside accountants) of the Company and its subsidiaries to the extent that the same reasonably relates to such Class B Securityholder's interest in the Company, subject to reasonable prior written notice delivered to the Company and subject to execution and delivery of a confidentiality and nondisclosure agreement in form and substance reasonably acceptable to the Company and its counsel. The Company shall be entitled to designate one or more representatives of the Company to be present during all such periods of access.

        11.3    Board Observer Rights.    Each Qualifying Class B Securityholder will have the right to send one non-voting representative on its behalf (the "Observer") to attend all meetings of the Board, including all committees thereof, solely in a non-voting observer capacity; provided, however, that each such Observer shall be reasonably acceptable to a majority of the members of the Board elected by the holders of the Common Stock. The Company will furnish to the Observer copies of all notices, minutes, consents, board package materials and other materials that it generally makes available to its directors as and when such materials are provided to its directors. The Observer may participate in discussions of matters under consideration by the Board and any matters brought before any committee thereof but will not be entitled to vote on any matter presented to the Board; provided, however, that a majority of the Board shall have the right, after deliberation in a closed session in which they can exclude the Observer, to exclude the Observer from portions of meetings of the Board or any committee thereof or omit to provide the Observer with certain information to the extent that a majority of the members of the Board believe in good faith after consultation with counsel that such exclusion or omission is necessary in order to preserve any attorney-client privilege, attorney-work product privilege or other similar legal privileges or such attendance or distribution of materials is otherwise prohibited by applicable law; provided, further, however, that the Observer shall agree in writing pursuant to a confidentiality and nondisclosure agreement, prior to attending any such meetings or to being furnished any such written materials, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by him in connection with his rights under this Agreement during the time the Observer has observation rights and thereafter. Each Qualifying Class B Securityholder will have the right to remove and replace its Observer in its sole discretion and to designate a substitute representative if such Observer is unable or unwilling to attend any of the Board's meetings, including any committees thereof. Each Qualifying Class B Securityholder shall be solely responsible for any expenses or charges incurred by its Observer in the performance of its duties as an Observer pursuant to this Section 11.3.

        12.    Termination.

        Except for the provisions of Sections 9 and 13, which shall survive the expiration or other termination of this Agreement, this Agreement shall terminate upon the written approval of (i) the Company, (ii) the Aurora Entities, (iii) the holders of at least 66 2/3% in voting interest of the issued and outstanding shares of Common Stock, voting together as a single class and each such share being entitled to one vote per share, held by all the Securityholders other than the Aurora Entities and (iv) the holders of at least 66 2/3% in voting interest of the issued and outstanding shares of the Series A Preferred, voting together as a single class and each such share being entitled to one vote per share, held by all the Securityholders other than the Aurora Entities; provided, that any termination that would adversely affect the rights of any Securityholder (other than any termination that would adversely affect the rights of all Securityholders in the same manner) under this Agreement must be consented to by such Securityholder before such termination may be deemed effective against such Securityholder. A Securityholder shall cease to be deemed a Securityholder hereunder, and shall no longer be a party to this Agreement, at such time as such Securityholder ceases to own any Securities.

        13.    Miscellaneous.

        13.1    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.

        13.2    Entire Agreement; Amendments.    This Agreement (including the exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by (a) the Company, (b) the Aurora Entities, (c) the holders of a majority in voting interest of the issued and outstanding shares of Common Stock, voting together as a single class and each such share being entitled to one vote per share, held by all the Securityholders other than the Aurora Entities or their Affiliates and (d) the holders of a majority in voting interest of the issued and outstanding shares of the Series A Preferred, voting together as a single class and each such share being entitled to one vote per share, held by all the Securityholders other than the Aurora Entities or their Affiliates; provided that no amendment shall be made to Section 7.2 hereof (e) with respect to GEPT, without the consent of GEPT, (f) with respect to CalPERS, without the consent of CalPERS, and (g) with respect to CDP, without the consent of CDP; and provided, further, that no amendment shall be made to Section 13.15 hereof without the consent of

GEPT; and provided, further that no amendment shall be made to Sections 4, 5, 6, 9, 10, 11, 12 or 13.2 hereof without the consent of (h) the holders of at least 66 2/3% in voting interest of the issued and outstanding shares of Common Stock, voting together as a single class and each such share being entitled to one vote per share, held by all the Securityholders other than the Aurora Entities or their Affiliates and (i) the holders of at least 66 2/3% in voting interest of the issued and outstanding shares of Preferred Stock, voting together as a single class and each such share being entitled to one vote per share, held by all the Securityholders other than the Aurora Entities or their Affiliates; and provided further that any amendment to Section 5 hereof shall not (i) increase the liability of any Securityholder in respect of representations or indemnification made pursuant to Section 5 or (ii) require such Securityholder to provide any guarantee for the benefit of the Company without such Securityholder's consent; and provided further that any amendment that would adversely affect the rights of any Securityholder or group of Securityholders (other than any amendment that would adversely affect the rights of all Securityholders in the same manner) under this Agreement must be consented to by such Securityholder or group of Securityholders before such amendment may be deemed effective against such Securityholder or group of Securityholders. Notwithstanding the foregoing, subject to the subscription rights set forth in Section 10 and subject to any limitations set forth in its Amended and Restated Certificate of Incorporation or Bylaws, the Company shall have the right, from and after the date hereof, in the sole discretion of the Board, to issue shares of Common Stock or Preferred Stock, or Options or Warrants to purchase or securities convertible into such shares, to any Person (whether or not such Person is already party to this Agreement) and to cause such securities and such Persons (to the extent not already subject to this Agreement) to become subject to this Agreement (including, at the option of the Company, the designation of any of such securities as Registrable Securities) and as a Securityholder of whatever class as the Company may determine, respectively.

        13.3    Legend on Stock Certificates.    Each certificate representing Securities which are subject to this Agreement shall be endorsed with a legend substantially to the following effect (in addition to any legend required by applicable state securities or "blue sky" laws):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR K&F PARENT, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS ALSO SUBJECT TO COMPLIANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDERS AGREEMENT, DATED AS OF NOVEMBER 18, 2004, AS SUPPLEMENTED, MODIFIED AND AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE STOCKHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS SIGNATORY THERETO, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION DURING REGULAR BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon the completion of a public distribution of securities of the Company represented thereby) shall also bear such legend, unless the restrictions contained in Sections 3, 4, 5, 6, 7, 8 and 9 of this Agreement are no longer in effect and, in the opinion of counsel for the Company, the Securities represented thereby need no longer be subject to the restrictions contained in

Section 2 of this Agreement. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Securityholders and all subsequent holders of Securities who acquired the same directly or indirectly from a Securityholder in a transaction or series of transactions not involving any public offering. The Company agrees that it will not transfer on its books any certificate representing Securities in violation of the provisions of this Agreement.

        13.4    Specific Performance.    Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market, and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

        13.5    Waiver.    No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, a Securityholder shall be valid and binding upon any and all persons or entities (other than the Company) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Securities originally acquired by such Securityholder.

        13.6    Successors and Assigns.    Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Securityholders and their respective heirs, personal representatives, successors and permitted assigns.

        13.7    Severability.    If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

        13.8    Headings.    The section headings contained herein are for the purposes of convenience of reference only and are not intended to define or limit the contents of said sections.

        13.9    Further Assurances.    Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

        13.10    Gender.    Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

        13.11    Notices.    Any notice or other communication to be given hereunder by any party to any other party shall be in writing and delivered in person or by courier or by facsimile transmission or by mail, postage prepaid, as follows:

          (a)   if to the Company, to K&F Parent, Inc., c/o Aurora Capital Group, 10877 Wilshire Boulevard, Suite 2100, Los Angeles California 90024, Attention: Richard K. Roeder, Telecopier No. (310) 277-5591 (with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention: Bruce D. Meyer, Esq., Telecopier No.: (213) 229-7520)), or at such other place as the Company shall have designated by notice as herein provided to each of the Securityholders; and

          (b)   if to a Securityholder, to the address of such Securityholder as it appears on Exhibit A or Exhibit B hereto, or at such other place as such Securityholder shall have designated by notice as herein provided to the Company.

        13.12    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, but all of which shall constitute but one and the same instrument.

        13.13    Arbitration.

          (a)   Any disputes or differences between the parties arising out of this Agreement which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Within ten (10) Business Days after commencement of arbitration in accordance with the rules then obtaining of the American Arbitration Association, any of the parties hereto in dispute may request the American Arbitration Association to designate one arbitrator, who shall be a retired or former judge of any appellate court of the State of California, any United States appellate court or the United States District Court for any California District who is, in any such case, not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters.

          (b)   The arbitrator shall consider the dispute at issue at Los Angeles, California at a mutually agreed upon time within thirty (30) days (or such longer period as may be acceptable to the parties hereto in dispute) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the American Arbitration Association in effect on the date of commencement of such arbitration and shall include an opportunity for the parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the parties hereto agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within ninety (90) days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such ninety (90) day period one or more times to the extent necessary for such arbitrator to place a dollar value on any claim that may be unliquidated. The arbitrator shall promptly deliver a decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each party to such arbitration agrees that any decision of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with a decision of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 13.13 by bringing suit in any court of competent jurisdiction. The parties hereto agree that the arbitrator shall have authority to grant injunctive or other forms of equitable relief to any party that prevails in any such arbitration.

          (c)   All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

        13.14    Effective Date.    The effective date of this Agreement shall be the Initial Date, and each reference herein to the date of this Agreement shall be deemed to be a reference to the Initial Date.

        13.15    GEPT Liability.    Any monetary obligation or liability of GEPT under this Agreement shall be enforced solely against the Securities then held by GEPT and not against the other assets of GEPT and not against the Trustees of GEPT or General Electric Company or any affiliate thereof or the assets thereof.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE COMPANY:
K&F PARENT, Inc.
By:	/s/ RICHARD K. ROEDER
	Name:	Richard K. Roeder
	Title:	Vice President and Secretary

                      THE CLASS A SECURITYHOLDERS:

                      None

THE CLASS B SECURITYHOLDERS:
AURORA INDUSTRIAL HOLDINGS LLC
By:	/s/ RICHARD K. ROEDER
Name:	Richard K. Roeder
Title:	Secretary
AURORA EQUITY PARTNERS III L.P.
By:	Aurora Capital Partners III L.P., its general partner
By:	Aurora Advisors III LLC, its general partner
By:	/s/ RICHARD K. ROEDER
Name:	Richard K. Roeder
Title:	Secretary
AURORA OVERSEAS EQUITY PARTNERS III, L.P.
By:	Aurora Overseas Capital Partners III, L.P., its general partner
By:	Aurora Overseas Advisors III, LDC, its general partner
By:	/s/ RICHARD K. ROEDER
Name:	Richard K. Roeder
Title:	Secretary

THE CLASS B SECURITYHOLDERS:
GENERAL ELECTRIC PENSION TRUST
By:	GE ASSET MANAGEMENT INCORPORATED, its investment manager
By:	/s/ MICHAEL M. PASTORE
Name:	Michael M. Pastore
Title:	Vice President
CO-INVESTMENT PARTNERS, L.P.
By:	CIP Partners, LLC, its general partner
By:	/s/ WALTER M. CAIN
Name:	Walter M. Cain
Title:	Member
CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM
By:	/s/ LEON G. SHAHINIAN
Name:	Leon G. Shahinian
Title:	Senior Investment Officer
CAISSE DE DEPOT ET PLACEMENT DU QUEBEC
By:	/s/ ALAIN TREMBLAY	/s/ LUC HOULE

Name:	Alain Tremblay	Luc Houle

Title:	Manager	Senior Vice President

K&F EQUITY PARTNERS L.P.
By:	Aurora Advisors III LLC, its general partners
By:	/s/ RICHARD K. ROEDER
Name:	Richard K. Roeder
Title:	Secretary

EXHIBIT A

Class A Securityholders

as of November 18, 2004

Name and Address of Class A Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned

None Attn:

Telephone No.:	( ) -
Telecopy No.:	( ) -
With copies of any notice to:
Attn:
Telephone No.:	( ) -
Telecopy No.:	( ) -

A-1

Name and Address of Class A Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned

None c/o Attn:

Telephone No.:	( ) -
Telecopy No.:	( ) -
With copies of any notice to:
Telephone No.:	( ) -
Telecopy No.:	( ) -

A-2

EXHIBIT B
Class B Securityholders
as of December 27, 2004

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
Aurora Equity Partners II L.P. c/o Aurora Capital Group 10877 Wilshire Boulevard, Suite 2100 Los Angeles, CA 90024 Attn: Richard K. Roeder	22,177	2,726.7
Designated Securityholder
Telephone No.:	(310) 551-0101
Telecopy No.:	(310) 277-5591
With copies of any notice to:
Gibson, Dunn & Crutcher LLP 333 S. Grand Avenue Los Angeles, CA 90071 Attn: Bruce D. Meyer, Esq.
Telephone No.:	(213) 229-7979
Telecopy No.:	(213) 229-7520
Telephone No.:	(213) 229-7979
Telecopy No.:	(310) 229-7520

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
Aurora Overseas Equity Partners II, L.P. c/o Aurora Capital Group 10877 Wilshire Boulevard, Suite 2100 Los Angeles, CA 90024 Attn: Richard K. Roeder	295	36.1
Designated Securityholder
Telephone No.:	(310) 551-0101
Telecopy No.:	(310) 277-5591
With copies of any notice to:
Gibson, Dunn & Crutcher LLP 333 S. Grand Avenue Los Angeles, CA 90071 Attn: Bruce D. Meyer, Esq.
Telephone No.:	(213) 229-7979
Telecopy No.:	(213) 229-7520
Telephone No.:	(213) 229-7979
Telecopy No.:	(310) 229-7520

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
Aurora Equity Partners III L.P. c/o Aurora Capital Group 10877 Wilshire Boulevard, Suite 2100 Los Angeles, CA 90024 Attn: Richard K. Roeder	37,303	4,569.7
Designated Securityholder
Telephone No.:	(310) 551-0101
Telecopy No.:	(310) 277-5591
With copies of any notice to:
Gibson, Dunn & Crutcher LLP 333 S. Grand Avenue Los Angeles, CA 90071 Attn: Bruce D. Meyer, Esq.
Telephone No.:	(213) 229-7979
Telecopy No.:	(213) 229-7520

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
Aurora Overseas Equity Partners III L.P. c/o Aurora Capital Group 10877 Wilshire Boulevard, Suite 2100 Los Angeles, CA 90024 Attn: Richard K. Roeder	899	110.1
Designated Securityholder
Telephone No.:	(310) 551-0101
Telecopy No.:	(310) 277-5591
With a copy of any notice to:
Paget-Brown & Company Ltd. West Wind Building Third Floor P.O. Box 1111 Grand Cayman, Cayman Islands, B.W.I.
Telephone No.:	(809) 949-5122
Telecopier No.:	(809) 949-7920
and
Gibson, Dunn & Crutcher LLP 333 S. Grand Avenue Los Angeles, CA 90071 Attn: Bruce D. Meyer, Esq.
Telephone No.:	(213) 229-7979
Telecopy No.:	(310) 229-7520

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
General Electric Pension Trust c/o GE Asset Management Incorporated Attn.: David Wiederecht 3003 Summer Street Stamford, CT 06905	11,236	1,376.4
Designated Securityholder
Telephone No.:	(203) 326-2376
Telecopy No.:	(203) 326-4073
With copies of any notice to:
Michael Pastore, Esq. Assistant General Counsel GE Asset Management Incorporated 3003 Summer Street Stamford, CT 06905
Telephone No.:	(203) 326-2312
Telecopy No.:	(203) 326-4073
Joseph Smith, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, NY 10019
Telephone No.:	(212) 259-8000
Telecopy No.:	(212) 259-6333

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
California Public Employees' Retirement System Attn.: Joncarlo R. Mark Lincoln Plaza Investment Office 400 P Street Sacramento, California 95814	11,236	1,376.4
Designated Securityholder
Telephone No.:	(916) 326-3267
Telecopy No.:	(916) 326-3344
With copies of any notice to:
Rafael Stone, Esq. Foster Pepper & Shefelman 1111 Third Ave., Suite 3400 Seattle, Washington 98101
Telephone No.:	(206) 447-8999
Telecopy No.:	(206) 749-2015

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
Co-Investment Partners, L.P. 660 Madison Avenue, 23rd Floor New York, New York 10021 Attn: Bart D. Osman	11,236	1,376.4
Designated Securityholder
Telephone No.:	(212) 754-0411
Telecopy No.:	(212) 754-1494
With copies of any notice to:
Michael Nelson, Esq. Kramer Levin Naftalis & Frankel LLP 919 Third Avenue New York, New York 10022
Telephone No.:	(212) 715-9360
Telecopy No.:	(212) 715-8360

Name and Address of Class B Securityholder	Number of Shares of Common Stock Owned	Number of Shares of Series A Preferred Owned
Caisse de Depot et Placement du Quebec Attn: Guy Lebeuf Conseiller juridique (Legal counsel) Centre CDP Capital 1000, place Jean-Paul-Riopelle Montréal (Quebec) H2Z 2B3	5,618	688.2
Designated Securityholder
Telephone No.:	(514) 847-2842
Telecopy No.:	(514) 281-5811
With copies of any notice to:
Kim Taylor, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, NY 10022-4611
Telephone No.:	(212) 446-4915
Telecopy No.:	(212) 446-4900

EXHIBIT C

Registration Rights

        1.    "Piggy-Back" Registration.

          (a)    Right to Include Registrable Securities.    If the Company at any time following a Qualified IPO, proposes to register any of its equity securities under the Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar forms), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Act, then the Company will each such time give prompt written notice (which shall be at least thirty (30) days prior to filing) to all Eligible Holders of Registrable Securities of its intention to do so, of such Eligible Holders' rights under this Paragraph 1 and, to the extent such information is available, of the type and number of equity securities to be registered, the distribution arrangements and if the offering is underwritten the proposed price and identity of the lead underwriter(s). Upon the written request of any such Eligible Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Eligible Holder), the Company will use its best efforts to effect the registration under the Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register or in a separate registration statement concurrently filed and on terms substantially the same as those being offered to the Company; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Eligible Holder of Registrable Securities and, thereupon:

            (i)    in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and

            (ii)   in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

          (b)    Priority in "Piggy-Back" Registrations.    If a registration pursuant to this Paragraph 1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering without adversely affecting the offering, securities determined as follows:

            (i)    first, the securities proposed by the Company to be sold for its own account,

            (ii)   second, any Registrable Securities requested to be included in such registration pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders, and

            (iii)  third, any other securities of the Company proposed to be included in such registration statement in accordance with the priorities, if any, then existing among the holders of such securities.

        2.    Demand Registration Right of Certain Securityholders.

          (a)    Right to Require Registration.    Subject to the provisions of this Paragraph 2, at any time after the date 6 months following a Qualified IPO, any Holder of 10% or more of the outstanding Common Stock (a "Demand Holder") shall have the right to require the Company to file a registration statement under the Securities Act for a public offering of all or any portion of the Registrable Securities held by such Holder when such right is exercised (the shares subject to the demand, the "Registration Demand Securities"), provided that any request for a Demand Registration (as defined below) shall not be otherwise deemed to be effective unless such request is with respect to Registrable Securities constituting at least five percent (5%) of the outstanding shares of the class of Registrable Securities. The demand registration rights granted to the Demand Holders in this Paragraph 2 are subject to the following limitations: (i) each Demand Holder may make a demand under this Paragraph 2 only two (2) times (a "Demand Registration"); (ii) the Company shall not be obligated to cause any registration statement filed under this Paragraph 2 to be declared effective less than six months after the effective date of the most recent registration statement filed by the Company on its own behalf; (iii) the managing underwriter of any such offering shall be a nationally recognized investment banking firm selected by the Company and approved by the Demand Holder making the Demand Registration (which approval shall not be unreasonably withheld); (iv) notwithstanding the giving of notice by a Demand Holder of the exercise of its right to require registration under this Paragraph 2, the Company may elect to convert such registration into a registration of shares for sale by the Company pursuant to Paragraph 1 hereof by providing notice to the Securityholders in accordance with Paragraph 1, and in such event the provisions of Paragraph 1 shall apply to such registration rather than the provisions of this Paragraph 2 and such registration shall not count as a Demand Registration; (v) during any two-year period, the Company may make a one-time election to postpone the filing or the effectiveness of a registration statement for a Demand Registration for up to six months if the Board determines, in its good faith judgment, that (x) such Demand Registration would reasonably be expected to have an adverse effect on, interfere with or delay any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction, (y) the filing of a registration statement or a sale of Registrable Securities pursuant thereto would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) the Company is unable to comply with the registration requirements of the Commission; provided, that, in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such request for Demand Registration will not count as a request for Demand Registration hereunder and the Company will pay all Registration Expenses in connection with such withdrawn registration request; and (vi) any demand under this Paragraph 2 shall be for a firm commitment underwritten offering, with respect to which the Company shall be required to maintain an effective registration statement for a maximum of 90 days.

          (b)    Notice of Exercise of Demand Registration Right; Participation Rights.    Any Demand Holder shall provide written notice to the Company of the Demand Registration (which notice shall state the number of shares of Registrable Securities the Demand Holder desires the Company to register and the intended method of disposition of such securities), and the Company promptly shall provide written notice of such Demand Registration to all of the other Securityholders and all of the Securityholders then will have the opportunity to include in the offering shares of Registrable Securities then owned by such Securityholders, but in each case only to the extent permitted by Paragraph 2(c) below. In addition, subject to Paragraph 2(c) below, the Company may elect to include in any registration statement and offering pursuant to this Paragraph 2 newly issued shares of Registrable Securities. Solely for purposes of Paragraphs 3 through 9 below, any securities registered pursuant to this Paragraph 2 shall be deemed to be Registrable Securities.

          (c)    Priority.    Notwithstanding the foregoing, if the registration pursuant to this Paragraph 2 involves an underwritten offering and the managing underwriter advises the Company in writing that the number of shares of Registrable Securities desired to be offered by the Company or Securityholders other than the Demand Holder (the "Other Sellers") together with the Registration Demand Securities of the Demand Holder exceeds the maximum number of such shares which the managing underwriter considers, in good faith, to be appropriate based on market conditions and other relevant factors (including, without limitation, pricing) (the "Maximum Number"), then the securities proposed to be included by the Company shall be excluded from such registration before any such securities of the Demand Holder or the Other Sellers. If, and to the extent that, after exclusion of the securities proposed to be included by the Company, the Registration Demand Securities proposed to be included by the Demand Holder and the securities proposed to be included by the Other Sellers exceeds the Maximum Number, then the Registration Demand Securities proposed to be included by the Demand Holder and the securities proposed to be included by the Other Sellers that may be included in the underwriting shall be allocated among all Securityholders thereof, including the Demand Holder, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Securityholder; provided, however, that the number of Registration Demand Securities to be included in such underwriting is not reduced below thirty-five percent (35%) percent of the aggregate number of Registration Demand Securities for which inclusion has been requested by the Demand Holder. Each of the Demand Holder, the Other Sellers and the Company (in the event that any securities are to be offered by the Company) may withdraw from any demand registration pursuant to this Paragraph 2 by giving written notice to the Company prior to the effective date of such registration statement and, in the event of a withdrawal by the Demand Holder, such withdrawn Demand Registration shall not be deemed to be a Demand Registration counting against the maximum of two Demand Registrations set forth in Paragraph 2(a) if the Demand Holder pays or promptly reimburses the Company for all Registration Expenses incurred by the Company in connection with such withdrawn Demand Registration.

        3.    Registration Procedures.    If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Act as provided in Paragraph 1 or 2, the Company will, subject to the terms and conditions of Paragraph 1 or 2:

          (a)   prepare and file with the Commission as expeditiously as possible (and, in any event, within ninety (90) days), the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective; provided, however, that as provided in Paragraph 1 and 2 hereof, the Company may discontinue any registration of its securities at any time prior to the effective date of the registration statement relating thereto;

          (b)   prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective; provided, however, that if less than all the Registrable Securities are withdrawn from registration after the expiration of such period, the shares so withdrawn shall be allocated pro rata among the holders thereof on the basis of the respective numbers of Registrable Securities held by them included in such registration;

          (c)   promptly furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Act, in conformity with the requirements of the Act, and such other documents as such seller may reasonably request;

          (d)   use its best efforts to register or qualify, prior to the effective date of such registration, all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to:

            (i)    qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Paragraph 2(d) be obligated to be so qualified,

            (ii)   subject itself to taxation in any such jurisdiction, or

            (iii)  consent to general service of process in any such jurisdiction;

          (e)   use its best efforts to cause, prior to the effective date of such registration statement, all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f)    furnish to each seller of Registrable Securities covered by such registration statement a signed counterpart, addressed to such seller (and the underwriters, if any), of:

            (i)    an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion of counsel for the Company dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

            (ii)   a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a "comfort" letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such seller or such holder (or the underwriters, if any) may reasonably request;

          (g)   immediately notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event or the existence of any condition as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law and, at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

          (h)   otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder, and not file any amendment or supplement to such registration statement or prospectus to which any such seller of Registrable Securities covered by such registration statement shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least five (5) business days prior to the filing thereof;

          (i)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (j)    use its best efforts to list, not later than the effective date of such registration statement, all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed or any other trading market on which any of the Registrable Securities are then admitted for trading; and

          (k)   pay all Registration Expenses relating to any such registration.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings as it may reasonably request regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

        Each holder of Registrable Securities agrees by acquisition of such Registrable Securities as follows:

          (A)  that upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraph 3(g), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 3(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

          (B)  that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

In the event the Company or any such holder shall give any such notice, the period referred to in Paragraph 3(h) shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to Paragraph 3(g) to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph 3(h).

        4.    Underwritten Offerings.

          (a)    Underwriting Agreement.    If the Company at any time proposes to register any of its securities under the Act as contemplated by Paragraph 1 or 2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Paragraph 1(b) or 2(c), use its best efforts to arrange for such underwriters to include the Registrable Securities to be offered and sold by a holder who elects to exercise his rights pursuant to Paragraph 1(a) or 2(a) or (b) among the securities to be distributed by such underwriters for and on the same price, terms, and conditions offered to the Company, and each holder of Registrable Securities agrees, by acquisition of such Registrable Securities, that all Registrable Securities of such holder to be included in such registration shall be distributed and sold through such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities. The Company will use its best efforts to ensure that no underwriter shall require any holder of Registrable Securities to make any representations or warranties to or agreements, including indemnification obligations, with the Company or the underwriters other than representations, warranties or agreements, including indemnification obligations, regarding such holder and such holder's intended method of distribution and any other representation required by law, and, despite the Company's best efforts, if an underwriter requires any holder of Registrable Securities to make additional representation or warranties to or agreements, including indemnification obligations, with such underwriter, such holder may elect not to participate in such underwritten offering (but shall not have any claims against the Company as a result of such election) and such election not to participate will not count as a Demand Registration.

          (b)    Selection of Underwriters.    The selection of the underwriter or underwriters for the public offering to be made pursuant to a registration statement filed under Paragraph 1 above shall be made by the Company, in its sole discretion, from amongst underwriting firms of national reputation. Notwithstanding anything else in this Exhibit C to the contrary, if General Electric Pension Trust ("GEPT") is eligible to participate in an underwriting pursuant to the terms hereof and the General Electric Company is directly or indirectly the beneficial owner of five percent (5%) or more of the outstanding equity interests of an underwriter or underwriters acting in such underwriting, GEPT shall have the absolute right to disapprove such underwriter or underwriters so owned by General Electric Company.

          (c)    Holdback Agreements.

            (i)    Whether or not a holder of Registrable Securities participates in a registration pursuant to Paragraph 1, such holder agrees by acquisition of its Registrable Securities, if so requested by the Company or required by the managing underwriter, not to effect any public sale or distribution of such securities or sales of such securities pursuant to Rule 144 under the Act or otherwise, (I) during the later to occur of (A) thirty (30) days prior to any firm commitment underwritten registration pursuant to Paragraph 1 has become effective or (B) such period of time after which a written notice has been provided by the Company to such holder of an intention to undertake a firm commitment underwritten registration pursuant to Paragraph 1, and (II) the ninety (90) days after any firm commitment underwritten registration pursuant to Paragraph 1 has become effective; provided, however, that either the Company or such managing underwriter shall be entitled, in its discretion, to extend the period during which the sale or distribution of Registrable Securities is restricted pursuant to this paragraph by up to an additional one hundred and twenty (120) days following the effective date of any such registration; provided, further, that this paragraph (i) shall not apply (x) to any holder unless all executive officers and directors and greater than five percent (5%) stockholders of the Company enter into similar agreements or (y) for a period in excess of 120 days in the aggregate without first obtaining the consent of each holder affected thereby.

          (ii)   The Company agrees:

            (A)  not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Paragraph 1 or 2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 or any successor or similar forms thereto, and

            (B)  to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date hereof (other than in a public offering) to agree not to effect any such public sale or distribution of such securities, during such period or, in either case, if the managing underwriter advises the Company in writing that in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration, during a reasonably longer period after such underwritten registration, except as part of such underwritten registration.

        5.    Preparation; Reasonable Investigation.    In connection with the preparation and filing of each registration statement under the Act, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

        6.    Certain Rights of Holders.    The Company will not file any registration statement under the Act which refers to any holder of Registrable Securities by name or otherwise without the prior written approval of such holder, which may not be unreasonably withheld.

        7.    Indemnification.

          (a)    Indemnification by the Company.    In the event of any registration of any securities of the Company under the Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by any registration statement filed pursuant to Paragraph 1 or 2, its directors, officers, partners, employees, agents and investment advisors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, "Claims"), to which such seller or any such director or officer or employee or agent or investment advisor or underwriter or controlling person may become subject under either Section 15 of the Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (if used during the period the Company is required to keep the registration statement current) (collectively, "Registration Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made, or any violation by the Company of the Act or any state securities law, or any rule or regulation promulgated under the Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, and the Company will reimburse such seller and each such director, officer, employee, agent, investment advisor, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller stating that it is for use in the preparation thereof; provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (or the selling holder of Registrable Securities, if the sale is not made through an underwriter) in any such case to the extent that any such Claim or expense arises out of such Person's failure to send or give a copy of the final prospectus to the Person claiming an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, investment advisor, partner, underwriter or controlling person and shall survive the transfer of such securities by such seller.

          (b)    Indemnification by the Sellers.    The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Paragraph 1 or 2, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Paragraph 7(b)) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each underwriter participating in any distribution being made pursuant to such registration statement, with respect to any statement or alleged statement or omission or alleged omission from such Registration Document, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such Registration Document. Notwithstanding the foregoing, in no event shall any selling stockholder or any director, officer, employee, agent, investment advisor or controlling person thereof be liable to indemnify the Company pursuant to this Paragraph 7(b) in an amount in excess of the amount of the net proceeds of the Registrable Securities sold by him, her or it in any such offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the

  Company of any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The Company shall use its best efforts to ensure that no underwriter shall require any holder of Registrable Securities to provide any indemnification other than that provided hereinabove in this Paragraph 7(b), and, if, despite the Company's best efforts, an underwriter requires any holder of Registrable Securities to provide additional indemnification, such holder may elect not to participate in such underwritten offering (but shall not have any claim against the Company as a result of such election) and such election not to participate will not count as a Demand Registration.

          (c)    Notices of Claims, etc.    Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in the preceding subdivisions of this Paragraph 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Paragraph 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity could have been sought under Paragraph 7(a) without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)    Other Indemnification.    Indemnification similar to that specified in the preceding subdivisions of this Paragraph 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Act. If the indemnification provided for in Paragraphs 7(a), (b) or (c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by the selling stockholder or any director, officer, employee, agent, investment advisor or controlling person thereof pursuant to this Paragraph 7(d) exceed the amount of the net proceeds of the Registrable Securities sold by him, her or it in any such offering.

          (e)    Indemnification Payments.    The indemnification required by this Paragraph 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

        8.    Adjustment Affecting Registrable Securities.    The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to effect the registration of such securities in the manner contemplated by these registration rights provisions.

        9.    Covenants Relating to Rule 144.    At all times after the effective date of the registration statement under the Act of the initial underwritten public offering of Common Stock, and until such time as all of the Registrable Securities cease to be Registrable Securities, the Company will file reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of any holder of Restricted Securities (as defined in Rule 144 (or any successor provision under the Act)), deliver to such holder a certificate, signed by the Company's principal financial officer, stating:

          (a)   the Company's name, address and telephone number (including area code);

          (b)   the Company's Internal Revenue Service identification number;

          (c)   the Company's Commission file number;

          (d)   the number of shares of Common Stock of the Company outstanding as shown by the most recent report or statement published by the Company; and

          (e)   whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

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  Exhibit 10.21
SECURITYHOLDERS AGREEMENT AMONG K&F PARENT, INC. AND CERTAIN OF ITS STOCKHOLDERS, OPTIONHOLDERS AND WARRANTHOLDERS November 18, 2004
TABLE OF CONTENTS
EXHIBIT B Class B Securityholders as of December 27, 2004